Exhibit 3.1

Registrar of Companies

Government Administration Building

133 Elgin Avenue

George Town

Grand Cayman

Prologium Holding Inc. (ROC # 268909) (the “Company”)

TAKE NOTICE that at the extraordinary general meeting of the shareholders of the Company dated 20 February 2023, the following special resolution was passed:

APPROVAL OF THE AMENDMENT OF THE EXISTING MEMORANDUM AND ARTICLES OF ASSOCIATION

IT WAS NOTED that the Shareholders have received the draft Tenth Amended and Restated Memorandum and Articles of Association of the Company, substantially in the form attached as Exhibit B hereto (the “Amended M&A”).

IT WAS RESOLVED AS A SPECIAL RESOLUTION, which affirmative votes include the affirmative vote of the holders of a simple majority of the issued and outstanding Ordinary Shares, that the Articles currently in effect be amended and restated by their deletion in their entirety and substitution in their place of the Amended M&A, substantially in the form attached as Exhibit B hereto.

IT WAS FURTHER RESOLVED that the registered office provider of the Company be, and hereby is, authorized and directed to file the Amended M&A with the Registrar of Companies in the Cayman Islands.

/s/ Sophia Marsh
Sophia Marsh
Senior Corporate Administrator for and on behalf of
Maples Corporate Services Limited Dated this 7th day of March 2023

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CONFIDENTIAL

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

TENTH AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

PROLOGIUM HOLDING INC.

Incorporated on May 17, 2012

(adopted by a special resolution passed on February 20, 2023)

SEAL Filed: 07-Mar-2023 16:17 EST Auth Code: F23962505369
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THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

TENTH AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

PROLOGIUM HOLDING INC.

(adopted by a special resolution passed on February 20, 2023)

1	The name of the Company is Prologium Holding Inc.

2

The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may from time to time decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4	The liability of each Member is limited to the amount unpaid on such Member’s shares.

5

The share capital of the Company is US$50,000 divided into 500,000,000 shares, par value of US$0.0001 each, consisting of: (i) 409,893,276 Ordinary Shares of a par value of US$0.0001 each (including 4,000,000 Restricted Ming Yu Ordinary Shares of a par value of US$0.0001 each, 3,805,907 Unrestricted SKY MILLION Ordinary Shares of a par value of US$0.0001 each, and 402,087,369 Ordinary Shares of a par value of US$0.0001 each), (ii) 19,796,528 Series A convertible and redeemable preferred shares of a par value of US$0.0001 each, (iii) 12,807,162 Series B convertible and redeemable preferred shares of a par value of US$0.0001 each, (iv) 8,542,144 Series C convertible and redeemable preferred shares of a par value of US$0.0001 each, (v) 6,152,937 Series D convertible and redeemable preferred shares of a par value of US$0.0001 each, (vi) 18,893,223 Series E convertible and redeemable preferred shares of a par value of US$0.0001 each, and (vii) 23,914,730 Series E+ convertible and redeemable preferred shares of a par value of US$0.0001 each, with power for the Company insofar as is permitted by law to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Act (as revised) of the Cayman Islands and the Amended and Restated Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether stated to be preference or otherwise shall be subject to the powers hereinbefore contained.

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The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7	Capitalised terms that are not defined in this Amended and Restated Memorandum of Association bear the same meaning as those given in the Amended and Restated Articles of Association of the Company.

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THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

TENTH AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

PROLOGIUM HOLDING INC.

(adopted by a special resolution passed on February 20, 2023)

1	Interpretation

1.1	In these Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Additional Number”	has the meaning set out in Article 3.3(d)(ii) hereof.

“Additional Offered Shares”	has the meaning set out in Article 8.4(c)(iii) hereof.

“Affiliate”	with respect to a specified Person, means (a) in the case of any Person that is a natural person, such Person’s spouse and lineal descendants (whether natural or adopted) or any trust formed and maintained solely for the benefit of such Person, such Person’s spouse and/or such lineal descendants, (b) in the case of any Person that is not a natural person, a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, the Person specified, and (c) in the case of any Preferred Shareholder, the term “Affiliate” shall include (i) any shareholder of such Preferred Shareholder, (ii) any entity or individual which has a direct or indirect interest in such Preferred Shareholder (including, if applicable, any general partner or limited partner) or any fund manager thereof, (iii) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed by such Preferred Shareholder, its shareholder, the general partner or the fund manager of such Preferred Shareholder or its shareholder, (iv) any trust Controlled by, or held for the benefit of, any such Person referred to in (i), (ii) and (iii).

“Applicable Law” or “Applicable Laws”	means, with respect to any Person, relevant provisions of any constitution, treaty, statute, law, regulation, ordinance, code, rule, judgment, rule of common law, order, decree, award, injunction, government approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or interpretation and administration of any of the foregoing by, any Governmental Authority, whether in effect as at the date hereof or thereafter and in each case as amended or re-enacted, applicable to such Person or any of its assets or undertakings.

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“Approved Listing”	means a listing of all or some of the Ordinary Shares or any equivalent transaction (including a De-SPAC Transaction) on terms acceptable to the Board and approved in accordance with Article 7.3(a).

“Articles”	means these Tenth Amended and Restated Articles of Association of the Company, as originally framed or as from time to time altered by a Special Resolution.

“Auditor”	means the Person for the time being performing the duties of auditor of the Company (if any).

“Beijing Subsidiary”	means Prologium Innovation (Beijing) Energy Technology Limited (輝能創新(北京)新能源科技有限公司), a private company with limited liability incorporated and validly existing under the laws of the People’s Republic of China, with its registered office at the offices of 1806, Floor 15, building 5, Zone 4, No. 22 Jinghai 4th Road, Beijing Economic and Technological Development Zone, Beijing, the People’s Republic of China.

“Board” or “Board of Directors”	means the board of directors of the Company as constituted for the time being.

“Board Supermajority”	means the affirmative vote or written approval of at least seventy-five percent (75%) of the Directors then appointed.

“Business Day”	means any day on which banks generally are open for business in Hong Kong, Mainland China, Taiwan, Germany, Singapore and the Cayman Islands.

“Carveout Securities”	has the meaning set out in Article 3.3(c) hereof.

“Co-Sale Participant”	has the meaning set out in Article 8.5(a) hereof.

“Co-Sale Shares”	has the meaning set out in Article 8.5(b) hereof.

“Company”	means Prologium Holding Inc.

“Company First Refusal Period”	has the meaning set out in Article 8.4(b)(i) hereof.

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“Constitutional Documents”	means, with respect to any Person, its certificate of incorporation, memorandum of association, articles of association, joint venture agreement, shareholders agreement, or similar constitutive documents for such Person.

“Control”	means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Conversion Price”	has the meaning set out in Article 7.1 hereof.

“Conversion Shares”	have the meaning specified in Article 7.1(c) hereof.

“De-SPAC Transaction”	means a transaction or series of related transactions that result in the listing of the business of the Company (or its successor) or any other Group Company with a publicly listed special purpose acquisition company or any of its subsidiaries.

“Deemed Owned Shares”	has the meaning set out in Article 3.3(f)(i) hereof.

“Directors”	means the directors of the Board for the time being.

“Dividend”	includes any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.

“Drag-Along Sale”	has the meaning set out in Article 8.15(a) hereof.

“Drag Notice”	has the meaning set out in Article 8.15(b) hereof.

“Drag Price”	has the meaning set out in Article 8.15(a) hereof.

“Dragged Shareholders”	has the meaning set out in Article 8.15(a) hereof.

“Dragging Shareholders”	has the meaning set out in Article 8.15(a) hereof.

“Effective Conversion Price”	means, with respect to any Ordinary Share Equivalent at a given time, an amount equal to the quotient of (i) the sum of any consideration, if any, received by the Company with respect to the issuance of such Ordinary Share Equivalent and the lowest aggregate consideration receivable by the Company, if any, upon the exercise, exchange or conversion of the Ordinary Share Equivalent over (ii) the number of Ordinary Shares issuable upon the exercise, exchange or conversion of the Ordinary Share Equivalent.

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“Electronic Record”	has the same meaning as in the Electronic Transactions Act.

“Electronic Transactions Act”	means the Electronic Transactions Act (2003 Revision) of the Cayman Islands.

“Encumbrance”	means (a) any mortgage, charge, pledge, lien, hypothecation, deed of trust, title retention, security interest, or other third-party rights of any kind securing or conferring any priority of payment in respect of any obligation of any Person or any other restriction or limitation; (b) any easement or covenant granting a right of use or occupancy to any Person; (c) any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, right of pre-emptive negotiation, or refusal or transfer restriction in favor of any Person; and (d) any adverse claim as to title, possession, or use, and includes any agreement or arrangement for any of the same.

“Equal Largest OEM”	has the meaning set out in Article 3.3(f)(i) hereof.

“Equity Securities”	means, with respect to a Person, any shares, share capital, registered capital, ownership interest, equity interest, or other securities of such Person, and any option, warrant, or right to subscribe for, acquire or purchase any of the foregoing, or any other security or instrument convertible into or exercisable or exchangeable for any of the foregoing, or any equity appreciation, phantom equity, equity plans or similar rights with respect to such Person, or any contract of any kind for the purchase or acquisition from such Person of any of the foregoing, either directly or indirectly.

“ESOP”	means the Amended Employee Stock Option Plan of the Company adopted by the resolutions of the Board on May 24, 2019 and any new employee stock option plan approved by the Board in accordance with Article 7.3(a).

“Exercisable Warrant Shares”	has the meaning set out in Article 3.3(f)(ii) hereof.

“First Participation Notice”	has the meaning set out in Article 3.3(d)(i) hereof.

“First Participation Period”	has the meaning set out in Article 3.3(d)(i) hereof.

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“Founder”	means Yang Szu-Nan ( 杨思枬), an individual holding the Taiwan identity card numbered Y120536378.

“Fully Participating Non-Selling Shareholder”	has the meaning set out in Article 8.4(c)(ii) hereof.

“Future Issuance Price”	has the meaning set out in Article 7.1(e)(v)(A) hereof.

“Governmental Authority”	means any nation or government or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of Taiwan, Mainland China, Singapore, the Cayman Islands or any other country or region, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Group Company” or “Group Companies”	means, collectively, the Company, the TW Subsidiary, the Shanghai Subsidiary, the Singapore Subsidiary, the Beijing Subsidiary, and each Person (other than a natural person) that is, directly or indirectly, Controlled by any of the foregoing, and the “Group Company” means any of the Group Companies. “Group” refers to all of Group Companies collectively.

“Hong Kong”	means the Hong Kong Special Administrative Region of the People’s Republic of China.

“IFRS”	means the International Financial Reporting Standards approved by the Taiwan Financial Supervisory Commission.

“Indemnified Person”	has the meaning set out in Article 44.1(a) hereof.

“Independent Director”	means an independent, non-executive Director.

“Interested Director”	has the meaning set out in Article 7.3(a) hereof.

“Liquidating Transaction”	has the meaning set out in Article 7.5(a) hereof.

“Mainland China”	means the mainland of People’s Republic of China, excluding for these purposes, Hong Kong, the Macau Special Administrative Region of the People’s Republic of China and Taiwan.

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“Majority Preferred Shareholders”	means the holders holding no less than the majority of the then issued and outstanding Preferred Shares.

“MB”	means Mercedes-Benz AG, a stock corporation (Aktiengesellschaft) incorporated in Germany with its registered address at Mercedesstrasse 120, 70372 Stuttgart, Germany.

“MB Common Development Agreement”	means the Common Development Agreement in respect of solid state batteries for electric and hybrid vehicles, dated 26 January 2022 by and between MB and the Taiwan Subsidiary.

“MB Director”	has the meaning set out in Article 27.1 hereof.

“MB Identified OEMs”	means Volkswagen AG, Bayerische Motoren Werke AG, Toyota Motor Corporation Group, Tesla, Inc. and Faraday Future Intelligent Electric Inc and their respective Subsidiaries.

“MB Material Breach”	means a material breach by MB (or its successor or permitted assignee or transferee) of any of its agreements, obligations and conditions in the Shareholders Agreement, the Memorandum and these Articles, the MB Common Development Agreement or the MB Series E+ Purchase Agreement and, if the breach is capable of remedy, it has not been remedied within a period of ninety (90) days after the relevant counterparty to any such agreement has given notice to MB (or its successor or permitted assignee or transferee) specifying the breach and the steps required to remedy it.

“MB Series E+ Closing”	means the closing of the subscription and purchase of Series E+ Shares by MB in accordance with the MB Series E+ Purchase Agreement.

“MB Series E+ Purchase Agreement”	means the Series E+ Preferred Shares Purchase Agreement, dated 26 January 2022, by and among the Company, MB and certain other parties thereto.

“MB Transaction Agreements”	means the Memorandum and these Articles, the Shareholders Agreement, the MB Common Development Agreement, the MB Series E+ Purchase Agreement and other transaction documents with respect to transactions contemplated in the MB Series E+ Purchase Agreement.

“Measuring Date”	has the meaning set out in Article 8.4(c)(i) hereof.

“Member”	has the same meaning as in the Statute.

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“Memorandum”	means the Tenth Amended and Restated Memorandum of Association of the Company, as originally framed or as from time to time altered by a Special Resolution.

“Ming Yu”	means Ming Yu Innovation, Co., Ltd. (明瑜創新股份有限公司), a company limited by shares incorporated and validly existing under the laws of Taiwan, with its registered address at No.6-1, Ziqiang 7thRd., Zhongli Dist., Taoyuan City 320, Taiwan.

“New Epoch”	means New Epoch Capital LP, a limited partnership under the laws of the Cayman Islands, with its registered office at 3 - 212 Governors Square, 23 Lime Tree Bay Avenue, P.O. Box 30746, Seven Mile Beach, Grand Cayman KY1-1203, Cayman Islands.

“New Epoch Director”	has the meaning set out in Article 27.1 hereof.

“New Horizon I”	means New Horizon I Holding Company Limited, a limited liability company incorporated and validly existing under the laws of the British Virgin Islands, with its registered office at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, the British Virgin Islands.

“New Horizon I Director”	has the meaning set out in Article 27.1 hereof.

“New Horizon II”	means New Horizon II Holding Company Limited, a limited liability company incorporated and validly existing under the laws of the British Virgin Islands, with its registered office at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, the British Virgin Islands.

“New Securities”	has the meaning set out in Article 3.3(c) hereof.

“New Zone”	means New Zone Corporation, an exempted company with limited liability incorporated under the laws of the Republic of Seychelles, with its registered address at the offices of Suite 1, Commercial House One, Eden Island, Seychelles, whose issued and outstanding shares as of the date hereof are 100% legally and beneficially owned by the Founder.

“New Zone Ordinary Share”	means the Ordinary Shares held by New Zone.

“NingBo SBCVC”	means Ningbo Meishan Bonded Port Area Yuepu Investment Limited Partnership (宁波梅山保税港区悦璞投资合伙企业 （有限合伙）), a limited partnership formed and validly existing under the laws of the People’s Republic of China, with its registered address at Room 1322, Building 11, Business Center Meishan Ave., Beilun District, Ningbo City, Zhejiang Province, the People’s Republic of China.

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“Non-requesting Preferred Shareholders”	has the meaning set out in Article 9.4(b) hereof.

“Non-Selling Shareholders”	has the meaning set out in Article 8.4(a) hereof.

“Observers”	has the meaning set out in Article 27.3 hereof.

“OEMs”	has the meaning set out in Article 3.3(c)(vi) hereof.

“OEM Issuance Notice”	has the meaning set out in Article 3.3(f)(i) hereof.

“OEM New Securities”	has the meaning set out in Article 3.3(f)(i) hereof.

“OEM Purchase Securities”	has the meaning set out in Article 3.3(f)(i) hereof.

“OEM Purchaser”	has the meaning set out in Article 3.3(f)(i) hereof.

“OEM Transfer Notice”	has the meaning set out in Article 8.10(a) hereof.

“OEM Transfer Securities”	has the meaning set out in Article 8.10(a) hereof.

“Offered Shares”	has the meaning set out in Article 8.4(a) hereof.

“Ordinary Resolution”	means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the simple majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by these Articles.

“Ordinary Shareholder”	means a holder of Ordinary Shares. “Ordinary Shareholders” refers to all of holders of Ordinary Shares collectively.

“Ordinary Shares”	means the ordinary shares in the share capital of the Company, par value of US$0.0001 per share, having the rights and restrictions set forth in the Memorandum and these Articles.

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“Ordinary Share Equivalent”	means warrants, options and rights exercisable for Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares including, without limitation, the Preferred Shares but excluding the Carveout Securities.

“Other Ordinary Shares”	has the meaning set out in Article 38.1(a) hereof.

“Other Preference Amount”	has the meaning set out in Article 7.5(a)(ii) hereof.

“Overallotment Notice”	has the meaning set out in Article 8.4(c)(ii) hereof.

“Participating Holders Overallotment Notice”	has the meaning set out in Article 8.4(c)(ii) hereof.

“Participating Non-Selling Shareholder”	has the meaning set out in Article 8.4(c)(i) hereof.

“Participating Non-Selling Shareholder Notice”	has the meaning set out in Article 8.4(c)(i) hereof.

“Participation Rights Holder”	has the meaning set out in Article 3.3(a) hereof.

“Person”	means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“Preference Amount”	has the meaning set out in Article 7.5(a)(ii) hereof.

“Preferred Shares”	means, collectively, the Series A Shares, the Series B Shares, the Series C Shares, the Series D Shares, the Series E Shares and the Series E+ Shares.

“Preferred Shareholder(s)”	means each a holder, or together, the holders of the Preferred Shares.

“Preferred Shareholder Directors”	has the meaning set out in Article 27.1 hereof.

“Primavera”	means Carna Investments Holding Limited, a limited liability company incorporated under the laws of the British Virgin Islands.

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“Primavera Redemption Start Date”	has the meaning set out in Article 9.4(a) hereof.

“Primavera Redemption Triggering Event”	has the meaning set out in Article 9.4(a) hereof.

“Principal Business”	means the solid state battery, lithium ceramic battery and lithium battery business of the Group Companies, and/or any other core business of the Group Companies as approved by the Board in accordance with Article 7.3(a).

“Pro Rata Share”	has the meaning set out in Article 3.3(b) hereof.

“Prohibited Transfer”	has the meaning set out in Article 8.7(a) hereof.

“Proposed Buyer”	has the meaning set out in Article 8.15(a) hereof.

“PSD Majority”	means at least two thirds (2/3) of the Preferred Shareholder Directors then appointed.

“QPO”	means (A) a firm commitment underwritten public offering of all or some of the Ordinary Shares that is effected pursuant to (a) a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act, as a result of which Ordinary Shares, or stocks representing Ordinary Shares, shall become tradable on one or more internationally recognized stock exchanges (including NASDAQ and the New York Stock Exchange) (other than either a public offering pursuant to an employee benefit plan or an offering pursuant to Rule 145 under the Securities Act), or (b) securities laws and rules of exchanges in a jurisdiction other than the United States, as a result of which Ordinary Shares, or stocks representing Ordinary Shares, shall become tradable on one or more internationally recognized stock exchanges (including NASDAQ, the New York Stock Exchange, the Hong Kong Exchanges and Clearing, Shanghai Stock Exchange, and Shenzhen Stock Exchange), or (B) any equivalent transaction resulting in such offering as set forth in sub-clause (A), including any De-SPAC Transaction, in each case of (A) and (B), which results in an implied valuation of the Company immediately before the completion of such offering of no less than the higher of (i) US$3.8 billion and (ii) an amount per Series E+ Share that reflects a compounded annualized return of 12% on the Series E+ Issue Price, in each case, as adjusted for share splits or combinations, share dividends or distributions, recapitalizations and similar events and taking into account any dividends and other distributions made in respect of each such Series E+ Share.

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“Redemption Closing”	has the meaning set out in Article 9.4(d) hereof.

“Redemption Notice”	has the meaning set out in Article 9.4(b) hereof.

“Redemption Price”	has the meaning set out in Article 9.4(c) hereof.

“Register of Members”	means the register of members maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Remaining Offered Shares”	has the meaning set out in Article 8.4(c)(i) hereof.

“Requesting E+ Shareholders”	has the meaning set out in Article 9.4(a) hereof.

“Requesting Preferred Shareholders”	has the meaning set out in Article 9.4(a) hereof.

“Requesting Primavera Shareholder”	has the meaning set out in Article 9.4(a) hereof.

“Requesting Series A Shareholders”	has the meaning set out in Article 9.4(a) hereof.

“Requesting Series B Shareholders”	has the meaning set out in Article 9.4(a) hereof.

“Requesting Series C Shareholders”	has the meaning set out in Article 9.4(a) hereof.

“Requesting Series D Shareholders”	has the meaning set out in Article 9.4(a) hereof.

“Requesting Series E Shareholders”	has the meaning set out in Article 9.4(a) hereof.

“Requesting Series E+ Shareholders”	has the meaning set out in Article 9.4(a) hereof.

“Restricted Ming Yu Ordinary Shares”	means the Ordinary Shares held by New Zone, having the rights and restrictions set forth in Article 7.4 hereof.

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“Right of Participation”	has the meaning set out in Article 3.3(a) hereof.

“Right Participants”	has the meaning set out in Article 3.3(d)(ii) hereof.

“Sale Agreement”	has the meaning set out in Article 8.15(b) hereof.

“SBCVC Directors”	has the meaning set out in Article 27.1 hereof.

“SBCVC Fund IV”	means SBCVC FUND IV, L.P. (acting through its general partner SBCVC Management IV, L.P. who is in turn acting through its general partner SBCVC Limited), a partnership duly formed and registered as an exempted limited partnership under the laws of the Cayman Islands and being both a Series A Shareholder and Series B Shareholder in the Company.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Second Participation Notice”	has the meaning set out in Article 3.3(d)(ii) hereof.

“Second Participation Period”	has the meaning set out in Article 3.3(d)(ii) hereof.

“Securities Act”	means the U.S. Securities Act of 1933, as amended and interpreted from time to time.

“Selling Shareholder”	has the meaning set out in Article 8.4(a) hereof.

“Series A Issue Price”	means US$0.68418 per each Series A Share.

“Series A Redemption Start Date”	has the meaning set out in Article 9.4(a) hereof.

“Series A Redemption Triggering Event”	has the meaning set out in Article 9.4(a) hereof.

“Series A Shareholder”	means a holder of Series A Shares and collectively, the “Series A Shareholders”

“Series A Shares”	means series A convertible and redeemable preferred shares with a par value of US$0.0001 each in the share capital of the Company, having the rights, privileges, powers and authorities set forth in the Memorandum and these Articles.

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“Series B Issue Price”	means US$2.0340 per each Series B Share.

“Series B Purchase Agreement”	means the Series B Preferred Shares Purchase Agreement entered into by and among the Company, the Founder, Ming Yu, SBCVC Fund IV and certain other parties, dated September 25, 2014.

“Series B Redemption Start Date”	has the meaning set out in Article 9.4(a) hereof.

“Series B Redemption Triggering Event”	has the meaning set out in Article 9.4(a) hereof.

“Series B Shareholder”	means a holder of Series B Shares and collectively, the “Series B Shareholders.

“Series B Shares”	means series B convertible and redeemable preferred shares with a par value of US$0.0001 each in the Company, having the rights, privileges, powers and authorities set forth in the Memorandum and these Articles.

“Series C Issue Price”	means US$7.000376 per each Series C Share.

“Series C Purchase Agreement”	means the Series C Shares Purchase Agreement entered into by and among the Company, the Founder, Ming Yu, New Zone, New Horizon I, New Horizon II, NingBo SBCVC and certain other parties, dated November 8, 2016.

“Series C Redemption Start Date”	has the meaning set out in Article 9.4(a) hereof.

“Series C Redemption Triggering Event”	has the meaning set out in Article 9.4(a) hereof.

“Series C Shareholder”	means a holder of Series C Shares and collectively, the “Series C Shareholders”.

“Series C Shares”	means Series C convertible and redeemable preferred shares of a par value of US$0.0001 each of the Company, having the rights, privileges, powers and authorities set forth in the Memorandum and these Articles.

“Series D Issue Price”	means US$16.2524 per each Series D Share.

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“Series D Purchase Agreement”	means the Series D Shares Purchase Agreement entered into by and among the Company, the Founder, New Zone, Ever Raise Limited and certain other parties, dated September 11, 2019.

“Series D Redemption Start Date”	has the meaning set out in Article 9.4(a) hereof.

“Series D Redemption Triggering Event”	has the meaning set out in Article 9.4(a) hereof.

“Series D Shareholder”	means a holder of Series D Shares and collectively, the “Series D Shareholders.

“Series D Shares”	means Series D convertible and redeemable preferred shares of a par value of US$0.0001 each of the Company, having the rights, privileges, powers and authorities set forth in the Memorandum and these Articles.

“Series E Issue Price”	means US$19.474138 per each Series E Share.

“Series E Purchase Agreement”	means the Series E Shares Purchase Agreement entered into by and among the Company, the Founder, New Zone, New Epoch and certain other parties, dated on or about March 15, 2021, as amended by the Deeds of Variation dated June 1, 2021and August 11, 2021.

“Series E Redemption Start Date”	has the meaning set out in Article 9.4(a) hereof.

“Series E Redemption Triggering Event”	has the meaning set out in Article 9.4(a) hereof.

“Series E Shareholder”	means a holder of Series E Shares and collectively, the “Series E Shareholders”.

“Series E Shares”	means series E convertible and redeemable preferred shares with a par value of US$0.0001 each in the Company, having the rights, privileges, powers and authorities set forth in the Memorandum and these Articles.

“Series E+ Closing”	means the date of the last closing of the subscription and purchase of Series E+ Shares under the Series E+ Purchase Agreements prior to the date of the Shareholders Agreement; and reference to “relevant Series E+ Closing” means the closing of the relevant subscription and purchase of Series E+ Shares, as the context may require.

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“Series E+ Issue Price”	means US$25.40275831 per each Series E+ Share.

“Series E+ Preference Amount”	has the meaning set out in Article 7.5(a)(i) hereof.

“Series E+ Purchase Agreement”	means each share purchase agreement in respect of the subscription and purchase of Series E+ Shares by a Series E+ Shareholder, including the MB Series E+ Purchase Agreement, and “Series E+ Purchase Agreements” shall mean all of them, as the context may require.

“Series E+ Redemption Start Date”	has the meaning set out in Article 9.4(a) hereof.

“Series E+ Redemption Triggering Event”	has the meaning set out in Article 9.4(a) hereof.

“Series E+ Shareholder”	means a holder of Series E+ Shares and collectively, the “Series E+ Shareholders”.

“Series E+ Shares”	means series E+ convertible and redeemable preferred shares with a par value of US$0.0001 each in the Company, having the rights, privileges, powers and authorities set forth in the Memorandum and these Articles.

“Shanghai Subsidiary”	means Prologium Energy Technology (Shanghai) Limited (輝齊新能源科技( 上海) 有限公司), a limited company incorporated and validly existing under the laws of the People’s Republic of China, with its registered address at Ste. A289, Bldg. 2, No. 889, Qi Xin Rd., Min Hang Dist., Shanghai, People’s Republic of China.

“Share” and “Shares”	means the Ordinary Shares and the Preferred Shares.

“Shareholder(s)”	means the Ordinary Shareholders and the Preferred Shareholders.

“Shareholders Agreement”	means the Eighth Amended and Restated Shareholders Agreement, dated February 20, 2023, by and among the Company, the TW Subsidiary, the Shanghai Subsidiary, the Singapore Subsidiary, the Beijing Subsidiary, New Zone, the Founder and certain of the Ordinary Shareholders, the Series A Shareholders, the Series B Shareholders, the Series C Shareholders, the Series D Shareholders, the Series E Shareholders and the Series E+ Shareholders, as set out in the schedules thereto.

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“Singapore Subsidiary”

means Prologium Innovations Pte. Ltd. a private company limited by shares incorporated and validly existing under the laws of the Republic of Singapore, with its registered office at the offices of 111 Somerset Road #09-32 111 Somerset

Singapore (238164).

“Single Largest OEM”	has the meaning set out in Article 3.3(f)(i) hereof.

“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.

“Statute”	means the Companies Act (as revised) of the Cayman Islands.

“Subscriber”	means the subscriber to the Memorandum.

“Subsidiary”	means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.

“Top Up Notice”	has the meaning set out in Article 3.3(f)(iii) hereof.

“Top Up Notice Period”	has the meaning set out in Article 3.3(f)(iii) hereof.

“Top Up Right”	means MB’s right to purchase Top Up Securities under Article 3.3(f), MB’s right of first refusal under Article 8.4(c), in respect of Ordinary Shares and MB’s right of first refusal under Article 8.10 in respect of Preferred Shares, as the context may require.

“Top Up Securities”	has the meaning set out in Article 3.3(f)(ii) hereof.

“Transfer”	means transfer, sale, assignment, hypothecation, encumbrance, mortgage, pledge, gift, or other disposition, whether voluntary or involuntary (including pursuant to divorce, legal separation, bankruptcy or other proceedings, or death), or by operation of law, of any or all of the equity interest(s) of the Person(s) specified.

“Transfer Notice”	has the meaning set out in Article 8.4(a) hereof.

“Transaction Agreements”	means, in respect of each Preferred Shareholder, that certain share purchase agreement (which for a Series E+ Shareholder means its Series E+ Purchase Agreement) and other transaction documents with respect to the transactions contemplated therein, including the Memorandum and these Articles and the Shareholders Agreement, and, in respect of all Preferred Shareholders, all such agreements and transaction documents, in each case, as the context may require.

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“TW Subsidiary”	means Prologium Technology, Co., Ltd. (輝能科技股份有限公司), a company limited by shares incorporated under the laws of Taiwan, with its registered address at 4F., No.127, Wugong Rd., Wugu Dist., New Taipei City 248, Taiwan.

“Unpurchased Offered Shares”	has the meaning set out in Article 8.4(c)(ii) hereof.

“Unrestricted SKY MILLION Ordinary Shares”	means the 3,805,907 Ordinary Shares held by New Horizon II which are designated as Unrestricted SKY MILLION Ordinary Shares under the Memorandum and these Articles and are not subject to any share transfer restrictions pursuant to Article 8.13 hereof and have the rights provided for under these Articles.

“US$”	means the lawful currency of the United States of America.

“Warrants”	means collectively the warrants granted by the Company, including the warrant dated September 30, 2014 (as amended by a Deed of Addendum dated November 8, 2016) issued by the Company to New Zone, the warrant dated November 8, 2016 issued by the Company to New Zone, the warrant dated December 23, 2020 issued by the Company to SBCVC Fund IV, and the warrants granted to MB in accordance with the MB Series E+ Purchase Agreement, and “Warrant” means any of the Warrants.

“Warrant Shares”	means any Ordinary Shares, Series E Shares, Series E+ Shares or any series of preferred shares in the Company then in existence, as applicable, to be issued upon the full exercise of the Warrants.

1.2	In these Articles:

(a)	words importing the singular number include the plural number and vice versa;

(b)	words importing the masculine gender include the feminine gender;

(c)	words importing persons include corporations as well as any other legal or natural person;

(d)	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)	“shall” shall be construed as imperative and “may” may be construed as permissive;

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(f)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

(g)

any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)	headings are inserted for reference only and shall be ignored in construing these Articles;

(i)	sections 8 and 19(3) of the Electronic Transactions Act shall not apply; and

(j)	the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

2	Commencement of Business

2.1	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit.

2.2	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3	Issue of Shares

3.1

Subject to the provisions in the Memorandum and these Articles (including without limitation Article 3.3 and Article 7.3), and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend or other distributions, voting, return of capital or otherwise, and to such Persons, at such times and on such other terms as they think proper.

3.2	The Company shall not issue Shares to bearer.

3.3	Participation.

(a)

General. Any of the Preferred Shareholders and the Persons to which rights under this Article 3.3 have been duly assigned in accordance with the Shareholders Agreement and these Articles (each of such Preferred Shareholders and their respective assignees is hereinafter referred to as a “Participation Rights Holder”) shall have the pre-emptive right to purchase such number of New Securities that the Company may from time to time issue after the Series E+ Closing pursuant to this Article 3 (the “Right of Participation”).

(b)

Pro Rata Share. A Participation Rights Holder’s “Pro Rata Share” for the purposes of the Right of Participation is the ratio of (a) the number of Ordinary Shares (calculated on an as-converted basis) held by such Participation Rights Holder, to (b) the total number of Ordinary Shares (calculated on an as-converted basis) then issued and outstanding immediately prior to the issuance of New Securities giving rise to the Right of Participation.

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(c)

New Securities. “New Securities” shall mean any securities of the Company issued after the Series E+ Closing, whether now authorized or not, and rights, options or warrants to purchase Equity Securities of any type whatsoever that are, or may become, exercisable for or convertible or exchangeable into securities of the Company, provided, however, that the term “New Securities” shall not include (and such exclusions shall be the “Carveout Securities”):

(i) any of the Warrant Shares to be issued upon exercise of any of the Warrants;

(ii) any Conversion Shares to be issued upon conversion of any of the Preferred Shares;

(iii) any Ordinary Shares to be issued under the ESOP;

(iv) any securities to be issued in a QPO or an Approved Listing;

(v) any securities to be issued in connection with any share splits or combinations, share dividends or distributions (including those issued in satisfaction of any accruing dividend or distribution on the Preferred Shares), recapitalizations or similar events for which proportional adjustments are made; and

(vi) any Equity Security to be issued to original automotive equipment manufacturers or other strategic investors in the automotive industry or businesses in the EV supply chain (“OEMs”), as then determined by a Board Supermajority, including the affirmative vote of, or the prior written consent of, the PSD Majority; provided that, prior to December 31, 2024, MB’s prior written consent shall be required for any such issuance of Equity Securities to MB Identified OEMs. MB’s foregoing consent right shall terminate immediately upon a MB Material Breach.

(d)	Procedures.

(i)

First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the number and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have ten (10) Business Days from the date of receipt of any such First Participation Notice (the “First Participation Period”) to agree in writing to purchase all or a part of such Participation Rights Holder’s Pro Rata Share of such New Securities at the price and upon the terms and conditions specified in the First Participation Notice, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share of such New Securities). If any Participation Rights Holder fails to so agree in writing within such First Participation Period, then such Participation Rights Holder’s Right of Participation shall be forfeited.

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(ii)

Second Participation Notice; Oversubscription. If any Participation Rights Holder fails or declines to fully exercise its Right of Participation in accordance with Article 3.3(d)(i) above, the Company shall promptly (but no later than three (3) Business Days after the expiration of the First Participation Period) give a written notice (the “Second Participation Notice”) to each of the Participation Rights Holders who exercised their respective Right of Participation to purchase all of their respective Pro Rata Share of the New Securities (the “Right Participants”) in accordance with Article 3.3(d)(i) above. Each Right Participant shall have fifteen (15) Business Days from the date of receipt of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Any Right Participant who fails to satisfy the conditions in this Article 3.3(d)(ii) within the Second Participation Period will forfeit the right to purchase the Additional Number. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (A) the Additional Number and (B) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) held by all the oversubscribing Right Participants. Each Right Participant shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Article 3.3(d) and the Company shall so notify the Right Participants within ten (10) Business Days following the expiration of the Second Participation Period.

(e)

Failure to Exercise. To the extent that not all New Securities have been subscribed for by the Participation Rights Holders under the Right of Participation set out in Article 3.3(d)(i) and Article 3.3(d)(ii), the Company shall have a ninety (90) day period during which to sell the New Securities described in the First Participation Notice that have not been subscribed by the Participation Rights Holders pursuant to Article 3.3(d) at the same or higher price and upon non-price terms not more favorable to the purchasers than those specified in the First Participation Notice, such ninety (90) day period to commence (a) upon the expiration of the First Participation Period if no Participation Rights Holder agrees to subscribe for any New Securities, (b) upon the expiration of the Second Participation Rights Period if no Participation Rights Holder agrees to subscribe for any additional New Securities, and (c) if the Company delivers a notice to Rights Participants for their respective Additional Number under the last sentence of Article 3.3(d)(ii), the date of such notice. In the event that the Company has not issued and sold such New Securities within such ninety (90) day period, the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Article 3.3.

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(f)	MB’s Top Up Right.

(i)

Without prejudice to any right of MB as a Participation Rights Holder set forth in this Article 3.3, in the event that the Company proposes to issue any Shares (including pursuant to the exercise of options or warrants or other rights granted by the Company) to an OEM such that, upon completion of the purchase of such Shares, the OEM would become the Single Largest OEM (assuming for the purposes of this determination that no other OEM, including MB, were to purchase any such Shares) (each, an “OEM Purchaser”), the Company shall give MB written notice of its intention to make such issuance (the “OEM Issuance Notice”), naming the OEM Purchaser and describing the number and type of Shares (such type of Shares being the “OEM New Security”; such number being the “OEM Purchase Securities”), the price per OEM New Security and the general terms upon which the Company proposes to issue the OEM Purchase Securities (including any timing).

“Single Largest OEM” means (at the relevant time of determination and subject to the relevant parameters for determination set out herein) an OEM that holds the greatest number of Deemed Owned Shares as compared with the Deemed Owned Shares of all other Shareholders that are OEMs (including MB); provided that two (2) or more OEMs holding the same and greatest number of Deemed Owned Shares may each be the “Single Largest OEM”.

MB is the “Equal Largest OEM” (and also a Single Largest OEM) when MB holds (at the relevant time of determination and subject to the relevant parameters for determination set out herein) the same number of Deemed Owned Shares as the Single Largest OEM.

“Deemed Owned Shares” means the total number of Ordinary Shares into which the Shares (but, for the avoidance of doubt, not options or warrants or other rights granted by the Company) held by an OEM and/or its Affiliates would convert (as applicable) at the relevant time in accordance with the terms and conditions of these Articles; and, in determining whether an OEM Purchaser or an OEM transferee under Article 8.4 or Article 8.10 is or would be the Single Largest OEM, “Deemed Owned Shares” in connection with a transaction triggering the Top Up Right, shall take into account the Shares to be purchased by such OEM Purchaser or such OEM transferee in such transaction; and, in determining whether MB is or would be the Equal Largest OEM (i) upon exercise of the Top Up Right under this Article 3.3(f) or Article 8.4, shall take into account the Top Up Securities or the Offered Shares that MB has a right to purchase under Article 8.4 and, in each case, the Exercisable Warrant Shares in connection with such Top Up Right, or (ii) vis-à-vis the OEM transferee under Article 8.10 upon the completion of a Transfer of OEM Transfer Securities to such OEM transferee, shall take into account the Exercisable Warrant Shares.

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(ii)	MB shall be entitled to subscribe for such number of OEM New Securities such that MB would become the Equal Largest OEM, determined as follows:

X = A - B

where:

X is the number of OEM New Securities for which MB is entitled to subscribe (the “Top Up Securities”), as determined by “un-converting” the number of Ordinary Shares derived from the sum of A minus B;

A is the number of Deemed Owned Shares of the Single Largest OEM upon completion of the issuance and sale of the OEM New Securities; and

B is the number of Ordinary Shares into which the sum of (i) all Shares held by MB, (ii) all Shares held by any of MB’s Affiliates plus (iii) all Exercisable Warrant Shares, in each case, would convert (as applicable) at the time of issuance of the OEM New Securities in accordance with the terms and conditions of these Articles.

“Exercisable Warrant Shares” means the number of Warrant Shares issuable under (i) all Warrants held by MB and (ii) all Warrants held by MB’s Affiliates, in each case, that are exercisable at the time of issuance of the OEM New Securities or the time of Transfer of the Offered Shares that MB has a right to purchase under Article 8.4 or the OEM Transfer Securities that MB has a right to purchase under Article 8.10.

(iii)

Subject to MB’s exercise of the relevant Warrants for all (but not less than all) of the Exercisable Warrant Shares, MB may exercise the Top Up Right as to all (but not less than all) of the Top Up Securities at the same price per OEM New Security to be paid by, and on the same terms and conditions applicable to, the OEM Purchaser for the OEM Purchase Securities under the relevant agreements and other documentation, by delivering a written notice to the Company (the “Top Up Notice”) within fifteen (15) Business Days after the date of the OEM Issuance Notice (the “Top Up Notice Period”), in which Top Up Notice MB shall confirm its intent to purchase the Top Up Securities. Subject to Article 8.11, the Company and MB shall complete the issuance and sale to MB of the Top Up Securities and the Exercisable Warrant Shares within fifteen (15) Business Days after receipt of the Top Up Notice (or such longer period as the Company and MB may agree, taking into account time periods under the Warrants relating to the Exercisable Warrant Shares and the terms of the relevant agreement, option or warrant between the Company and the OEM Purchaser relating to the OEM Purchase Securities). MB shall execute and deliver such agreements or instruments as are reasonably necessary for the issuance and sale of the Top Up Securities to MB.

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(iv)

In respect of an OEM Purchaser under a particular OEM Issuance Notice, if under the formula in Article 3.3(f)(ii) “X” is calculated as zero (0) or a negative number, then MB shall not have a Top Up Right and shall not be entitled to subscribe for any Top Up Securities in relation to that particular OEM Issuance Notice.

(v)	In that event that MB does not exercise the Top Up Right in accordance with this Article 3.3(f) in relation to an OEM Purchaser in respect of an OEM Issuance Notice, then:

a.

that OEM Purchaser shall be deemed not to be an OEM for purposes of the Top Up Right, provided that the Company consummates the issuance and sale of the OEM Purchase Securities to the OEM Purchaser in accordance with clause (b) below; and

b.

the Company shall have a period of sixty (60) days after the expiration of the Top Up Notice Period during which to sell the OEM Purchase Securities to the OEM Purchaser on the terms and conditions (including the purchase price) specified in the OEM Issuance Notice. In the event that the Company does not consummate the issuance and sale of the OEM Purchase Securities within such sixty (60) day period, the Top Up Right hereunder shall continue to be applicable to any subsequent issuance and sale of Shares to an OEM (including that OEM Purchaser).

(vi)	The Top Up Right shall terminate immediately upon the occurrence of the earliest to occur of the following:

a.	at such time as:

i.

MB and/or any of its Affiliates sells or otherwise transfers such number of Shares and Warrants representing Warrant Shares equal to or greater than 787,316 Series E+ Shares in any single or series of related transfers, or

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ii.

MB and/or its Affiliates sells or otherwise transfers such number of Shares and Warrants representing Warrant Shares equal to or greater than 1,968,290 Series E+ Shares in the aggregate, calculated by adding together all such transfers made commencing from the MB Series E+ Closing, in each case, as adjusted for share splits or combinations, share dividends or distributions, recapitalizations and similar events; provided, that any transfer by MB of its Shares or Warrants to any of its Affiliates shall not be taken into account in the determination of such number of Shares and Warrants representing Warrant Shares, except in the case of any Affiliate (to which Shares or Warrants have been transferred) that ceases to be an Affiliate of MB; or

b.	a MB Material Breach.

(g)	Termination. The provisions under this Article 3 shall terminate upon the closing of a QPO or an Approved Listing.

4	Register of Members

The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

5	Closing Register of Members or Fixing Record Date

5.1

For the purposes of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distributions, or in order to make a determination of Members for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty (40) days. If the Register of Members shall be closed for the purposes of determining Members entitled to notice of, or to vote at, a meeting of Members the Register of Members shall be closed for at least ten (10) days immediately preceding the meeting.

5.2

In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purposes of determining the Members entitled to receive payment of any Dividend or other distributions or in order to make a determination of Members for any other purpose.

5.3

If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distributions, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distributions is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

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6	Certificates for Shares

6.1

A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one (1) or more Directors or other Person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to these Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

6.2

The Company shall not be bound to issue more than one (1) certificate for Shares held jointly by more than one (1) Person and delivery of a certificate to one (1) joint holder shall be a sufficient delivery to all of them.

6.3

If a share certificate is defaced, worn out, lost or destroyed, it may be re-issued on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

7	Designations, Powers, Preferences, restrictions, etc. of Shares

The rights, preferences, privileges and limitation of the Shares are as follows:

7.1	Conversion Right.

The Preferred Shareholders shall have the following rights described below with respect to the conversion of the Preferred Shares into Ordinary Shares. Subject to the provisions of Article 7.1(e), the number of Ordinary Shares to which a Preferred Shareholder shall be entitled upon conversion of one (1) Preferred Share in accordance with Article 7.1(a) and Article 7.1(b) shall be the quotient of the applicable Series A Issue Price, the Series B Issue Price, the Series C Issue Price, the Series D Issue Price, the Series E Issue Price, or the Series E+ Issue Price divided by the then-effective applicable Conversion Price. The “Conversion Price” means the applicable conversion price for the respective Preferred Share at which Ordinary Shares shall be deliverable upon conversion of each Preferred Share, which shall initially be equal to the Series A Issue Price of each Series A Share, the Series B Issue Price of each Series B Share, the Series C Issue Price of each Series C Share, the Series D Issue Price of each Series D Share, the Series E Issue Price of each Series E Share, or the Series E+ Issue Price of each Series E+ Share respectively, and each shall be adjusted from time to time as provided below in Article 7.1(e).

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(a)

Optional Conversion. Subject to and in compliance with the provisions of Article 7.1(c) and subject to complying the requirements of the Statute, any Preferred Share may, at the option of the Preferred Shareholder thereof, be converted at any time into fully-paid and non-assessable Ordinary Shares based on the then-effective applicable Conversion Price.

(b)

Automatic Conversion. Without any action being required by the Preferred Shareholders and whether or not the certificates representing such Preferred Shares are surrendered to the Company or its transfer agent, the Preferred Shares shall automatically be converted into Ordinary Shares upon the closing of a QPO or an Approved Listing, based on the then-effective applicable Conversion Price. In the event of the automatic conversion of the Preferred Shares upon a QPO or Approved Listing, the Person(s) entitled to receive the Ordinary Shares issuable upon such conversion of Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such QPO or Approved Listing.

(c)	Mechanics of Conversion. The conversion hereunder of any Preferred Share (each, a “Conversion Share”, and collectively, the “Conversion Shares”) shall be effected in the following manner:

(i)

If the total nominal par value of the Preferred Shares being converted is equal to or greater than the total nominal par value of the Ordinary Shares into which such Preferred Shares convert, the Company may, by resolution of the Board, re-designate the Preferred Shares to Ordinary Shares. On re-designation, each Preferred Share to be converted shall become one Ordinary Share with the rights, privileges, terms and obligations of the class of Ordinary Shares and the converted Ordinary Shares shall form part of the class of the Ordinary Shares (and shall cease to form part of the class of Preferred Shares for all purposes hereof).

(ii)

The Board may by resolution resolve to redeem the Preferred Shares for the purposes of this Article 7.1 (and, for accounting and other purposes, may determine the value therefor) and in consideration therefor issue fully-paid Ordinary Shares in relevant number.

(iii)

The Board may by resolution adopt any other method permitted by the Statute including capitalizing reserves to pay up new Ordinary Shares, or by making a fresh issue of Ordinary Shares, except that if conversion is capable of being effected in the manner described in Article 7.1(c)(i) above, the conversion shall be effected in that manner in preference to any other method permitted by Applicable Laws or these Articles.

No fractional Ordinary Shares shall be issued upon conversion of the Preferred Shares. All Ordinary Shares (including any fraction thereof) issuable upon conversion of more than one (1) Preferred Share by a holder thereof shall be aggregated for the purposes of determining whether the issuance would result in the issuance of any fractional shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall at the discretion of the Board either (i) pay cash equal to such fraction multiplied by the then-effective applicable Conversion Price for Preferred Shares, or (ii) issue one (1) whole Ordinary Share for each fractional share to which the holder would otherwise be entitled.

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Before any Preferred Shareholder shall be entitled to convert the same into full Ordinary Shares and to receive certificates thereof, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company and shall give written notice to the Company at such office that it elects to convert the same and state the number of Preferred Shares being converted; provided, however, that in the event of an automatic conversion pursuant to Article 7.1(b), the outstanding Preferred Shares shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company; and provided further that the Company shall not be obligated to issue certificates evidencing the Ordinary Shares issuable upon such automatic conversion unless the certificates evidencing such Preferred Shares are either delivered to the Company as provided above, or the holder notifies the Company that such certificates have been lost, stolen or destroyed and provides such indemnity as may be reasonably required by the Company.

The Company shall, as soon as practicably after such delivery, or such notification in the case of a lost, stolen, or destroyed certificate, issue and deliver at such office to such Preferred Shareholders, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid, and record such conversion on its Register of Members. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Preferred Shares to be converted, or in the case of automatic conversion pursuant to Article 7.1(b), on the date of, and immediately prior to, the closing of such QPO or Approved Listing, and the Person or Persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares at such time. For the avoidance of doubt, no conversion shall prejudice the right of a Preferred Shareholder to receive Dividends or other distributions accrued or declared but not paid as at the date of conversion on the Preferred Shares being converted.

(d)

Dividend. Upon conversion pursuant to Article 7.1(a) or Article 7.1(b), all accrued or declared and unpaid share Dividends or other distributions on the Preferred Shares being converted shall be paid in Ordinary Shares, and all accrued or declared and unpaid cash Dividends on the Preferred Shares being converted shall be paid either in cash or by the issuance of additional Ordinary Shares, in each case, at the then-effective applicable Conversion Price, in the case of Article 7.1(a) at the option of the Preferred Shareholder exercising its conversion right under Article 7.1(a).

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(e)	Adjustments to the Conversion Price. Subject to Article 7.4 hereof, the then-effective applicable Conversion Price shall be adjusted from time to time as provided below:

(i)

Adjustment for Share Splits and Combinations. If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Ordinary Shares, the then-effective applicable Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, combine the outstanding Ordinary Shares into a smaller number of shares, the then-effective applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)

Adjustment for Ordinary Share Dividends and Distributions. If the Company makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a Dividend or other distribution to the holders of Ordinary Shares payable in additional Ordinary Shares, the then-effective applicable Conversion Price shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying the then-effective applicable Conversion Price by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of additional Ordinary Shares issuable in payment of such Dividend or other distribution.

(iii)

Adjustments for Other Dividends. If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a Dividend or other distribution payable in securities of the Company other than Ordinary Shares, then, and in each such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Ordinary Shares issuable thereon, the amount of securities of the Company which the holder of such Preferred Share would have received had such holder’s Preferred Shares been converted into Ordinary Shares immediately prior to such event, all subject to further adjustment as provided herein.

(iv)

Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a share split or combination, a share dividend or distribution, or a Dividend or other distribution as described above) occurs or the Company is consolidated, merged or amalgamated with or into another Person, then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such share would have received had the Preferred Shares been converted into Ordinary Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

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(v)	Sale of Shares below the Conversion Price.

(A)

Full Ratchet Adjustment. If, at any time, or from time to time after the Series E+ Closing, the Company shall issue or sell (i) New Securities to any Person or (ii) any Shares to an OEM (including pursuant to exercise by an OEM of options or warrants or other rights granted by the Company), in each case for a consideration per share (the “Future Issuance Price”) less than the then-effective applicable Conversion Price on the date of, and immediately prior to, such issuance, then, and in such event, the then-effective applicable Conversion Price shall be reduced concurrently with such issuance to a price equal to the Future Issuance Price unless such issuance or sale of New Securities is pursuant to the ESOP, any other bonus, incentive or profit-sharing scheme or any employee stock option plan or share participation scheme approved by the Board in accordance with Article 7.3(a). If such New Securities are issued for no consideration, then the consideration per share shall be deemed to be the then current par value of each Ordinary Share.

(B)

Determination of Consideration. For the purposes of making any adjustment in the then-effective applicable Conversion Price or number of Ordinary Shares issuable upon conversion of the Preferred Shares as provided above, the consideration received by the Company for the issue of any New Securities shall be computed as follows:

(I)	To the extent it consists of cash, the consideration received by the Company for any issue or sale of New Securities shall be computed at the aggregate amount of cash received by the Company;

(II)

To the extent it consists of property other than cash, consideration received by the Company for any issue or sale of New Securities shall be computed at the fair market value thereof as determined by a Board Supermajority (including at least the affirmative votes of the PSD Majority), as of the date of the adoption of the resolution specifically authorizing such issue or sale, irrespective of any accounting treatment of such property; and

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(III)

If New Securities are issued or sold together with other assets of the Company for consideration which covers both, the consideration received for the New Securities shall be computed as that portion of the consideration received as determined by a Board Supermajority (including the affirmative votes of the PSD Majority) to be allocable to such New Securities.

(C)

Ordinary Share Equivalents. For the purposes of making any adjustment in the then-effective applicable Conversion Price provided in this Article 7.1(e)(v), if at any time, or from time to time, the Company issues any Ordinary Share Equivalents exercisable, convertible or exchangeable for New Securities and the Effective Conversion Price of such Ordinary Share Equivalents is less than the then-effective applicable Conversion Price for the Preferred Shares in effect immediately prior to such issuance, then, for the purposes of calculating any adjustment with respect to the then-effective applicable Conversion Price, at the time of such issuance the Company shall be deemed to have issued the maximum number of New Securities issuable upon the exercise, conversion or exchange of such Ordinary Share Equivalents and to have received in consideration for each New Securities deemed issued an amount equal to the Effective Conversion Price.

(I)

In the event of any increase in the number of Ordinary Shares deliverable or any reduction in consideration payable upon exercise, conversion or exchange of any Ordinary Share Equivalent where the resulting Effective Conversion Price is less than the then-effective applicable Conversion Price at such date, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the then-effective applicable Conversion Price, shall be recomputed to reflect such change as if, at the time of issue for such Ordinary Share Equivalent, such Effective Conversion Price applied.

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(II)

If any right to exercise, convert or exchange any Ordinary Share Equivalents shall expire without having been fully exercised, the then-effective applicable Conversion Price as adjusted upon the issuance of such Ordinary Share Equivalents shall be readjusted to the then-effective applicable Conversion Price which would have been in effect had such adjustment been made on the basis that (A) the only New Securities to be issued on such Ordinary Share Equivalents were such New Securities, if any, as were actually issued or sold in the exercise, conversion or exchange of any part of such Ordinary Share Equivalents prior to the expiration thereof and (B) such New Securities, if any, were issued or sold for (x) the consideration actually received by the Company upon such exercise, conversion or exchange, plus (y) (1) where the Ordinary Share Equivalents consist of options, warrants or rights to purchase Ordinary Shares, the consideration, if any, actually received by the Company for the grant of such Ordinary Share Equivalents, whether or not exercised, or (2) where the Ordinary Share Equivalents consist of shares or securities convertible or exchangeable for Ordinary Shares, the consideration received for the issue or sale of Ordinary Share Equivalents actually converted.

(III)

For any Ordinary Share Equivalent with respect to which the then-effective applicable Conversion Price has been adjusted under this Article 7.1(e)(v)(C), no further adjustment of the then-effective applicable Conversion Price shall be made solely as a result of the actual issuance of Ordinary Shares upon the actual exercise or conversion of such Ordinary Share Equivalent.

(vi)

Other Dilutive Events. In case any event shall occur as to which the other provisions of this Article 7.1(e) are not strictly applicable, but the failure to make any adjustment to the then-effective applicable Conversion Price would not fairly protect the conversion rights of the Preferred Shares in accordance with the essential intent and principles hereof, then, in each such case, the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Article 7.1, necessary to preserve, without dilution, the conversion rights of Preferred Shares.

(vii)

Certificate of Adjustment. In the case of any adjustment or readjustment of the then-effective applicable Conversion Price, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Preferred Shares at such holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (A) the consideration received or deemed to be received by the Company for any New Securities issued or sold or deemed to have been issued or sold, (B) the number of New Securities issued or sold or deemed to be issued or sold, (C) the then-effective applicable Conversion Price in effect before and after such adjustment or readjustment, and (D) the number of Ordinary Shares and the type and amount, if any, of other property which would be received upon conversion of such Preferred Shares after such adjustment or readjustment.

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(viii)

Notice of Record Date. In the event the Company shall propose to take any action of the type or types requiring an adjustment to the then-effective applicable Conversion Price or the number or character of the Preferred Shares as set forth herein, the Company shall give notice to the Preferred Shareholders, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the then-effective applicable Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of Preferred Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

(ix)

Reservation of Shares Issuable Upon Conversion. The Company shall at all times keep available out of its authorized but unissued Ordinary Shares, solely for the purposes of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares. If at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purpose.

(x)

Notices. Any notice required or permitted pursuant to this Article 7.1 shall be in writing and deemed effectively given: (a) when hand delivered to the party to be notified, upon delivery; (b) when sent by facsimile, upon receipt of confirmation of error-free transmission; (c) three (3) days after deposit in the mail as air mail or certified mail, postage prepaid and addressed to the parties to be notified; or (d) one (1) day after deposit with an overnight delivery service, postage prepaid, addressed to the parties to be notified with next day delivery guaranteed. If notice is given to the Company, a copy shall also be sent to the registered address of the Company or such other facsimile number or mailing address as advised by the Company under the Shareholders Agreement. If notice is given to any Preferred Shareholder, it shall be given either personally or by sending it to such Preferred Shareholder’s address appearing on the Register of Members of the Company or such other facsimile number or mailing address as advised by such Preferred Shareholder to the Company under the Shareholders Agreement.

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(xi)

Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that are due and payable by the Company under Applicable Law and may be imposed with respect to the issue or delivery of Ordinary Shares upon conversion of Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Ordinary Shares in a name other than that in which the Preferred Shares so converted were registered.

(f)

Upon any conversion, repurchase or redemption of the Preferred Shares, the shares so converted or redeemed shall be cancelled and shall not be reissued, and the Company may from time to time take such appropriate action as may be necessary to diminish the authorized number of Preferred Shares accordingly.

7.2

Voting Rights. Subject to the provisions of the Memorandum and these Articles, at all general meetings of the Company: (i) the holder of each Ordinary Share issued and outstanding shall have one (1) vote in respect of each Ordinary Share held, and (ii) the holder of each Preferred Share shall be entitled to such number of votes as equals the number of Ordinary Shares into which such Preferred Shareholder’s collective Preferred Shares are convertible immediately after the close of business on the record date of the determination of the Company’s Members entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Company’s Members is first solicited. Subject to provisions to the contrary elsewhere in the Memorandum and these Articles (including without limitation Article 7.3 and Article 27), or as required by the Statute, the Preferred Shareholders of Preferred Shares shall vote together with the holders of Ordinary Shares, and not as separate classes or series, on all matters put before the Members.

7.3	Protective Provisions.

(a)

Board Approvals. Notwithstanding other provisions of these Articles, and in addition to such other limitations provided in the Memorandum and these Articles, to the extent permitted by Applicable Laws, the Company shall not, directly or indirectly, take any of the following actions, without the prior approval of a Board Supermajority, including the affirmative votes of, or the prior written consent of, the PSD Majority (the “Company” in this Articles 7.3(a) and 7.3(b) shall mean, in each case, any Group Company individually or all Group Companies in aggregate, and any entity Controlled by the Company):

(i)	approve annual financial budgets;

(ii)

make any advance or other credit, except the account receivables of the Group Companies occurring in their ordinary business course, involving more than US$2,000,000 in a single transaction or more than US$5,000,000 in the aggregate in any fiscal year to any Person, except advances and similar expenditures in the ordinary course of business or under the terms of any employee stock option plan or share participation scheme approved by the Board;

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(iii)

guarantee, indemnify, act as surety for, or otherwise secure or accept or assume any direct or indirect liability for the liabilities of or obligations of any Person except as security for facilities or loans granted to the Company or trade accounts of the Company arising in the ordinary course of business;

(iv)	incur any indebtedness, contingent or other liability in a single transaction in excess of US$1,000,000 that is not already included in a Board-approved budget;

(v)	change the Principal Business of the Company, enter new lines of business, or exit the current line of business;

(vi)

sell, transfer, license, pledge, charge, encumber or otherwise dispose of any trademarks, patents or other intellectual property or any technologies owned by the Company other than licenses granted in the ordinary course of business;

(vii)	appoint or settle the terms of appointment of the chief executive officer (CEO) of the Company;

(viii)	change the compensation of the executive officers;

(ix)	adopt, amend and administer the terms of any bonus, incentive or profit-sharing scheme or any employee stock option plan or share participation scheme;

(x)	amend the accounting and financial policies previously adopted or change the financial year of the Company;

(xi)

acquire any investment or incur any commitment in excess of US$1,000,000 at any time in respect of any one transaction, or in excess of US$5,000,000 at any time in a series of transactions, in any financial year of the Company;

(xii)

borrow any money or obtain any financial facilities exceeding US$1,500,000 (or its equivalent in other currency or currencies) at any time in respect of any one transaction, or in excess of US$5,000,000 at any time in a series of transactions in any financial year;

(xiii)

create, allow to arise or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating charge, Encumbrance or other security) on all or any of the undertaking, assets or rights of the Company;

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(xiv)	appoint or change the auditors of the Company;

(xv)

approve or make adjustments or modifications to terms of transactions of the Company involving the interest of any director or any holder of shares of the Company, including the making of any loans or advances, whether directly or indirectly, or the provision of the Company of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director or any holder of Equity Securities of the Company;

(xvi)	acquire any share capital or other equity or debt securities of any body corporate or the establishment of any branches;

(xvii)	dispose of or dilute the Company’s interest, directly or indirectly, in any of its Subsidiaries;

(xviii)	subject to Article 8 hereof, approve any transfer of Equity Securities in the Company or any of its Subsidiaries;

(xix)	form, reorganize or dissolve any Subsidiary or joint venture of the Company;

(xx)	enter into any arrangement for a QPO or engagement of an underwriter for a QPO or conduct any initial public offering which is not a QPO;

(xxi)	alter or amend any terms of any financing or loan agreements or arrangements to which the Company is a party;

(xxii)

enter into any related-party agreements (the agreements entered into by the Company on one hand, and any officer, employee, director or shareholders of the foregoing, the Founder (other than for employment matters), or any of their respective Affiliates on the other hand) and all amendments and termination thereof;

(xxiii)	make material change to the Shareholders Agreement, other than those change being made pursuant to a restructuring contemplated under a QPO or an Approved Listing; or

(xxiv)	grant any “most favoured nation” or similar right to any Person.

Notwithstanding anything herein to the contrary, to the extent a Director in any way, directly or indirectly (including by virtue of the Shareholder who designated the Director and/or any Affiliate(s) of such Shareholder having an interest), has an interest in any action to be taken, or not to be taken, by the Company and/or any of its Subsidiaries, in particular in any contract or transaction with the Company and/or any of its Subsidiaries (including any amendment, modification or termination thereof and/or any waiver of rights thereunder) (in each such case, an “Interested Director”): (a) such Interested Director must disclose in writing the nature and extent of such Interested Director’s interest to the Board; and (b) such action must be approved by the super majority (2/3) of the Directors other than the Interested Directors or any proxy of any Interested Director. Transactions between the Company or a wholly-owned Subsidiary of the Company, on the one hand, and a wholly-owned Subsidiary of the Company, on the other hand, shall not be subject to this provision.

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(b)

Shareholders Approvals. In addition to such other limitations provided in these Articles, to the extent permitted by Applicable Laws, without the prior written consent of the Preferred Shareholder(s) of a simple majority of the then issued and outstanding Preferred Shares (voting as a single class), the Company shall not, directly or indirectly, take any of the following actions:

(i)	amend or waive any provisions hereof or other Constitutional Documents;

(ii)

cease to conduct or carry on the business of the Company substantially as now conducted or, in the case of a Subsidiary, as conducted at the time it became a Subsidiary of the Company, or change any part of its business activities;

(iii)	sell or dispose of the whole or a substantial part of the assets of any Group Company;

(iv)	make any distribution of profits amongst the shareholders by way of dividend, (interim or final), capitalization of reserves or otherwise;

(v)

pass any resolution for the winding up of the Company or undertake any merger, reconstruction or liquidation exercise concerning the Company or apply for the appointment of a receiver, manager or judicial manager or like officer;

(vi)

except in respect of Carveout Securities, increase, reduce or cancel the authorized or issued share capital of the Company or issue, allot, re-purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Preferred Shareholders in the Company;

(vii)	except in respect of Carveout Securities, amend, vary or change the rights, preferences, privileges or powers of, or the restrictions of any Preferred Shares;

(viii)

except in respect of Carveout Securities, take any action that authorizes, creates or issues shares of any class of stocks or equity-like instrument alone or in combination with debt resulting in or having preferences or privileges (including registration rights, co-sale or any other rights) superior to, or on parity with, those granted to the Preferred Shareholders;

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(ix)

take any action that reclassifies any issued and outstanding Shares into shares having preferences or priority as to dividends or assets senior to, or on parity with, the preferences or priorities granted to the Preferred Shareholders;

(x)	take any other action that may have a material adverse effect on the rights of the Preferred Shareholders; or

(xi)	change the number of directors of the Company.

For the avoidance of doubt, the prior consent or affirmative vote of the holders of a simple majority of the then issued and outstanding Ordinary Shares (except for any Ordinary Shares converted from the Preferred Shares) shall also be required for the Company to amend or waive any provisions of the Memorandum and these Articles, and solely for the purposes of this paragraph, the holders of the Restricted Ming Yu Ordinary Shares shall be entitled to vote on any Special Resolution and be counted towards the quorum of any general meeting convened to pass a Special Resolution for amending or waiver of any provisions of the Memorandum and these Articles.

Save that for the purposes of this Article 7.3(b):

(i)

If a Special Resolution is required by the Statute or these Articles to approve any of the matters listed above, notwithstanding other provisions of these Articles hereof, a quorum for the general meeting convened to vote on such matter shall at least include the Preferred Shareholder(s) owning no less than fifty (50)% of the then issued and outstanding Preferred Shares in the Company.

(ii)

If an Ordinary Resolution is required by the Statute or these Articles to approve any of the matters listed above (for the avoidance of doubt, the matters listed above which are not required by the Statute or these Articles to be approved by a Special Resolution shall be approved by an Ordinary Resolution), notwithstanding other provisions of these Articles hereof, a quorum for the general meeting convened to vote on such matter shall at least include the Preferred Shareholder(s) owning no less than fifty (50)% of the then issued and outstanding Preferred Shares in the Company.

(iii)

Where a Special Resolution or an Ordinary Resolution of the Company in a general meeting is required to approve any of the matters specified in this Article 7.3(b) and such matter has not been approved by the holders of at least a simple majority of the then issued and outstanding Preferred Shares as required by this Article 7.3(b), the holders of the Preferred Shares who voted against the resolution shall have the number of votes equal to the votes of all Shareholders who vote in favor of the resolution plus one.

(c)	Term. The provisions under this Article 7.3 shall terminate upon the closing of a QPO or an Approved Listing.

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7.4	Restricted Ming Yu Ordinary Shares.

(a)	Notwithstanding any other provisions to the contrary in these Articles, the Restricted Ming Yu Ordinary Shares shall be subject to the following restrictions:

(i)

Subject to Article 7.3(b) and Article 8.15, an Encumbrance should be put on the Restricted Ming Yu Ordinary Shares, and any holder of Restricted Ming Yu Ordinary Shares shall not be entitled to any and all allotments, rights and benefits (including dividend rights, voting rights or right to transfer) whatsoever at any time accruing, offered or arising in respect of or incidental to the Restricted Ming Yu Ordinary Shares and all money or property accruing or offered at any time by way of conversion, redemption, bonus, preference, option, dividend, distribution, interest or otherwise in respect of the Restricted Ming Yu Ordinary Shares as if Ming Yu or New Zone (as applicable) had not held such Restricted Ming Yu Ordinary Shares.

The restrictions attached to the Restricted Ming Yu Ordinary Shares set forth in this Article 7.4 shall continue to apply regardless of the transfer of any Restricted Ming Yu Ordinary Shares from Ming Yu to New Zone and any Restricted Ming Yu Ordinary Shares held by New Zone (as applicable) shall continue to be subject to the restrictions set forth in this Article 7.4 until the earlier occurrence of either of the circumstance specified in Article 7.4(b) hereunder.

(ii)	The certificate representing the Restricted Ming Yu Ordinary Shares shall be endorsed with the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN A SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(b)	The aforesaid restrictions as set out in Article 7.4(a)(i) shall be released and the legend as set out in Article 7.4(a)(ii) shall be removed upon the earlier occurrence of either of the following:

(i)

the issuance of an audit report by a “Big-Four” audit firm in respect of the consolidated financial statements of the Group Companies under IFRS, which suggest as of some specific year-end of such audited financial statements, the Group Companies have reached the break-even point as set out in the Shareholders Agreement at which point the accumulative retained earnings reflected in such audited financial statements are positive; or

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(ii)

the closing of a Drag-Along Sale or a Liquidating Transaction or a QPO or an Approved Listing which shall have been duly approved by the shareholders and/or the Board of the Company in accordance with the Shareholders Agreement and these Articles.

Upon the release of such restrictions, the Restricted Ming Yu Ordinary Shares shall have the same rights and restrictions as the Ordinary Shares as set forth in the Shareholders Agreement and these Articles.

(c)

For the purposes of, and subject to any provision to the contrary in, the Transaction Agreements, unless and until the occurrence of either condition listed in Item (i) or Item (ii) of Article 7.4(b) hereof, the Restricted Ming Yu Ordinary Shares shall not be counted in determining the total number of issued and outstanding Shares at any given time as if the Company had not issued and allotted such Restricted Ming Yu Ordinary Shares except in the event of any adjustment for share splits or combinations, share dividends or distributions, recapitalizations and similar events.

7.5	Liquidation.

(a)

Liquidation Preferences. In the event of (w) a Drag-Along Sale, (x) a winding up or other dissolution of the Company or any Group Company, (y) a merger or acquisition of the Company or any Group Company in which the shareholders of the Company do not directly or indirectly own a simple majority of the then issued and outstanding shares of the surviving or acquiring corporation, or (z) a sale, lease, exclusive licensing, transfer or other disposition of all or substantially all of the assets of the Company or any Group Company, in each case (for the avoidance of doubt, not including a De-SPAC Transaction), for a value of less than the implied valuation of the Company as set out in the definition of “QPO” (each a “Liquidating Transaction”), whether voluntary or involuntary, any liquidation proceeds shall be distributed to the Shareholders in the following order of priority:

(i)

Prior to and in preference to all other Shareholders of the Company, the Series E+ Shareholders shall be entitled to receive an amount per Series E+ Share equal to the greater of (a) an amount equal to the Series E+ Issue Price plus all declared but unpaid dividends or other distributions thereon, and (b) an amount that reflects a compounded annualized return of eight percent (8%) on the Series E+ Issue Price, calculated from the issuance date of the relevant Series E+ Share and taking into account any dividends and other distributions made in respect of each such Series E+ Share, in each case, as adjusted for share splits or combinations, share dividends or distributions, recapitalizations and similar events (collectively, the “Series E+ Preference Amount”).

(ii)

After the Series E+ Preference Amount has been fully paid, the Preferred Shareholders (other than the Series E+ Shareholders) shall be entitled to receive pari passu on a pro rata basis (based on the value of the aggregate amounts due to each class of such Preferred Shareholders), prior to any distribution to the Ordinary Shareholders, an amount per Preferred Share equal to 100% of (A) in terms of a Series A Share, the Series A Issue Price, (B) in terms of a Series B Share, the Series B Issue Price, (C) in terms of a Series C Share, the Series C Issue Price, (D) in terms of a Series D Share, the Series D Issue Price, and/or (E) in terms of a Series E Share, the Series E Issue Price, as the case may be, as adjusted for share splits or combinations, share dividends or distributions, recapitalizations and similar events, plus all declared but unpaid dividends or other distributions thereon (collectively, the “Other Preference Amount”, together with the Series E+ Preference Amount, the “Preference Amount”).

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(iii)

After the Other Preference Amount has been fully paid, any remaining funds or assets of the Company legally available for distribution shall be distributed among all the shareholders of the Company on an as-converted and pro-rata basis.

(iv)

If the Company has insufficient assets to permit payment of the Series E+ Preference Amount in full to all Series E+ Shareholders, the assets of the Company shall be distributed ratably to the Series E+ Shareholders in proportion to the Series E+ Preference Amount each Series E+ Shareholder would otherwise be entitled to receive. If, after the Series E+ Preference Amount has been paid in full, the Company has insufficient assets to permit payment of the Other Preference Amount in full to all Preferred Shareholders (other than the Series E+ Shareholders), then the assets of the Company shall be distributed ratably to the Preferred Shareholders (other than the Series E+ Shareholders) in proportion to the Other Preference Amount each such Preferred Shareholder would otherwise be entitled to receive.

(b)

Notwithstanding any other provision of this Article 7.5, the Company may at any time, out of funds legally available therefor, repurchase Ordinary Shares of the Company issued to or held by employees, officers or consultants of the Company or its Subsidiaries upon termination of their employment or services pursuant to the terms of the ESOP, whether or not Dividends or other distributions on the Preferred Shares shall have been declared.

(c)

In the event the Company proposes to distribute assets other than cash in connection with any Liquidating Transaction of the Company, the value of the assets to be distributed to the holders of Preferred Shares and Ordinary Shares shall be determined by a Board Supermajority (which decision shall include the affirmative votes of the PSD Majority), or by a liquidator if one is appointed. Any securities not subjected to investment letter or similar restrictions on free marketability shall be valued as follows:

(i)

If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii)	If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)

If there is no active public market, the value shall be the fair market value thereof as determined by a Board Supermajority (which decision shall include the affirmative votes of the PSD Majority), or by a liquidator if one is appointed.

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The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined by a Board Supermajority (which decision shall include the affirmative votes of the PSD Majority), or by a liquidator if one is appointed. The Major Preferred Shareholders shall have the right to challenge any such determination by the Board, or the liquidator, as the case may be, of fair market value pursuant to this Article 7.5(c), in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board, or the liquidator, as the case may be, and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.

(d)	The provisions under this Article 7.5 shall terminate upon the closing of a QPO or an Approved Listing.

8	Transfer of Shares

8.1

Subject to these Articles (including without limitation to this Article 8), Shares are transferable. Unless a transfer is mandatory as provided for in these Articles or in the Shareholders Agreement, any transfer of the shares is subject to the consent of the Directors who may, in the exercise of their fiduciary duty under Cayman Applicable Law, decline to register any transfer of Shares. If the Directors refuse to register a transfer they shall notify the transferee within two (2) months of such refusal. Notwithstanding the foregoing, the Directors shall not register a Transfer of any shares which are subject to a security interest without the prior written consent of the Person to whom a security interest is granted, and the Directors shall register the Person to whom a security interest is granted (or such Person’s nominee) as the Member following the enforcement of the security interest.

8.2

The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

8.3

Restriction on Sale. Each of the Ordinary Shareholders agrees from the date of adoption of these Articles to the closing of a QPO or an Approved Listing, not to Transfer, directly or indirectly, any Ordinary Shares except in compliance with this Article 8 and all Applicable Laws and with the approval of the Board and prior written consent of the Majority Preferred Shareholders, provided however that a holder of Ordinary Shares is entitled to Transfer the Ordinary Shares held by it to its Affiliate where sufficient information concerning the said Affiliate of the Selling Shareholder (as defined below) as the Board deem necessary has been delivered to the Board. Each of the Ordinary Shareholders shall cause its Affiliates to abide by this Article 8 and procure that restrictions set forth in this Article 8 shall not be avoided by the direct or indirect Transfer of any Equity Securities in any of them or of any other Person having Control over any of them.

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8.4	Right of First Refusal.

(a)

Transfer Notice. Subject to Article 8.13 and the restrictions set forth in Article 8.3 above, if (i) any of the Ordinary Shareholders (each a “Selling Shareholder”) proposes to Transfer, directly or indirectly, any Ordinary Shares it then owns to one or more third parties or (ii) at any time any Ordinary Shares held by a Selling Shareholder are transferred involuntarily, then such Selling Shareholder shall give the Company and each of the Preferred Shareholders (collectively, the “Non-Selling Shareholders”; for the avoidance of ambiguity, if a Selling Shareholder also owns Preferred Shares in the Company at such time as it proposes to sell its Ordinary Shares, it shall not be counted as a Non-Selling Shareholder who shall be entitled to the right of first refusal and co-sale set forth in this Article 8) a written notice of such Selling Shareholder’s intention to make such Transfer (the “Transfer Notice”), which Transfer Notice shall include (A) a description of the Ordinary Shares to be transferred, including the number of such Ordinary Shares (the “Offered Shares”), (B) the identity of the prospective transferee(s) and (C) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that such Selling Shareholder has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to, or other documentation setting out the terms of, the proposed Transfer.

(b)	The Company’s Right of Refusal.

(i)

Subject to Article 8.4(b)(ii), the restriction(s) set forth in the Memorandum and these Articles or under the Applicable Law, the Company shall have the right, exercisable upon written notice to the Selling Shareholder and each Non-Selling Shareholder, within thirty (30) days after receipt of the Transfer Notice (the “Company First Refusal Period”), to elect to repurchase all or any part of the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice. If the Company elects to repurchase all of the Offered Shares, then the Company shall effect the purchase of the Offered Shares by no later than the later to occur of (i) thirty (30) Business Days after delivery by the Company of the written notice contemplated above and (ii) the closing date (if any) contemplated in the Transfer Notice. If the Company elects to repurchase a part (but not all) of the Offered Shares, then the Company shall effect the purchase of the Offered Shares in accordance with Article 8.4(c)(v) at the same time as the Participating Non-Selling Shareholders.

(ii)

If the Selling Shareholder is the Founder or New Zone, the Company shall not have the right of refusal on the Offered Shares as set out in Article 8.4(b)(i), and such Offered Shares shall be subject only to the Non-Selling Shareholders’ right of refusal as set out in Article 8.4(c).

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(c)	Non-Selling Shareholders’ Right of Refusal.

(i)

If and to the extent that any Offered Shares (the “Remaining Offered Shares”) shall have not been repurchased pursuant to Article 8.4(b)(i), or in the case of Offered Shares of the Founder or New Zone such Offered Shares are not subject to the Company’s right of refusal in Article 8.4(b)(i), each Non-Selling Shareholder shall have an option for a period of thirty (30) Business Days following the expiration of the Company First Refusal Period or after the date of the Transfer Notice, as the case may be, to elect to purchase its respective pro rata share of the Remaining Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice. Each Non-Selling Shareholder may exercise such purchase option and purchase all or any portion of his, her or its pro rata share of the Remaining Offered Shares (a “Participating Non-Selling Shareholder”), by notifying the Selling Shareholder and the Company in writing, before expiration of such thirty (30) Business Day period as to the number of such shares that it wishes to purchase (the “Participating Non-Selling Shareholder Notice”). Each Non-Selling Shareholder’s pro rata share of the Remaining Offered Shares shall be a fraction of the Remaining Offered Shares, the numerator of which shall be the number of the Ordinary Shares (calculated based on an as-converted basis) owned by such Non-Selling Shareholder on the date of the Transfer Notice (such date being the “Measuring Date”) and denominator of which shall be the total number of the Ordinary Shares (calculated based on an as-converted basis) held by all Non-Selling Shareholders on the Measuring Date.

(ii)

In the event any Non-Selling Shareholder elects not to purchase any or all of its pro rata share of the Remaining Offered Shares available pursuant to its option under Article 8.4(c)(i) within the thirty (30) Business Day time period set forth therein, then the Selling Shareholder shall promptly, but in any event within two (2) Business Days after the expiration of such time period, give a written notice (the “Overallotment Notice”) to each Participating Non-Selling Shareholder that has elected to purchase all of its pro rata share of the Remaining Offered Shares (each a “Fully Participating Non-Selling Shareholder”), which notice shall set forth the number of the Remaining Offered Shares not purchased by the other Non-Selling Shareholders (the “Unpurchased Offered Shares”), and shall offer the Fully Participating Non-Selling Shareholders the right to acquire the Unpurchased Offered Shares. Each Fully Participating Non-Selling Shareholder shall have fifteen (15) Business Days after the date of the Overallotment Notice to deliver a written notice to the Selling Shareholder (the “Participating Holders Overallotment Notice”) of its election to purchase a number of the Unpurchased Offered Shares.

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(iii)

Such right of re-allotment shall be subject to the following conditions: (A) each Fully Participating Non-Selling Shareholder shall first notify the Selling Shareholder of its desire to increase the number of the Remaining Offered Shares it agreed to purchase under Article 8.4(c)(i), stating the maximum number of the Unpurchased Offered Shares it proposes to buy (the “Additional Offered Shares”); (B) such notice may be made by telephone if confirmed in writing within two (2) Business Days thereafter; (C) if, as a result thereof, the total number of Additional Offered Shares the Fully Participating Non-Selling Shareholders propose to buy is equal to or less than the total number of the Unpurchased Offered Shares, then the Selling Shareholder shall allocate to each Fully Participating Non-Selling Shareholder its Additional Offered Shares. If, as a result thereof, the total number of Additional Offered Shares the Fully Participating Non-Selling Shareholders propose to buy exceeds the total number of the Unpurchased Offered Shares, then the Selling Shareholder shall allocate to each Fully Participating Non-Selling Shareholder the lesser of (x) its Additional Offered Shares and (y) its pro rata share of the Unpurchased Offered Shares. For the purposes of this Article 8.4(c)(iii), “pro rata share of the Unpurchased Offered Shares” means a fraction of the Unpurchased Offered Shares, the numerator of which shall be the number of the Ordinary Shares (calculated on an as-converted basis) held by such Fully Participating Non-Selling Shareholder on the Measuring Date and the denominator of which shall be the total number of the Ordinary Shares (calculated on an as-converted basis) held by all the Fully Participating Non-Selling Shareholders on the Measuring Date; (D) if less than all of the Unpurchased Offered Shares have been allocated according to paragraph (C) above, the unallocated Unpurchased Offered Shares shall be allocated to all Fully Participating Non-Selling Shareholders who desire to purchase more than their respective pro rata share of the Unpurchased Offered Shares so that, unless otherwise agreed among such Fully Participating Non-Selling Shareholders, each of such Fully Participating Non-Selling Shareholders will be allocated such additional number of Unpurchased Offered Shares equal to the product obtained by multiplying (a) the number of the unallocated Unpurchased Offered Shares by (b) a fraction, the numerator of which is the number of the Ordinary Shares (calculated on an as-converted basis) held by such Fully Participating Non-Selling Shareholder on the Measuring Date and the denominator of which is the total number of the Ordinary Shares (calculated on an as-converted basis) held by all the Fully Participating Non-Selling Shareholders on the Measuring Date; and (E) no allocation shall be made to a Fully Participating Non-Selling Shareholder of more than its Additional Offered Shares.

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(iv)

If there are any remaining Unpurchased Offered Shares available for purchase after allocation in accordance with paragraph (D) of Article 8.4(c)(iii) above, then (A) to the extent that any of the prospective transferees identified in the Transfer Notice is an OEM and, after completion of the purchase of such Unpurchased Offered Shares, such OEM would become the Single Largest OEM, MB shall have the right to purchase all (but not less than all) of such number of the remaining Unpurchased Offered Shares (taking into account any Offered Shares that MB has the right and has agreed to purchase in accordance with this Article 8.4 and all (but not less than all) of Exercisable Warrant Shares) in order for MB together with its Affiliates to become the Equal Largest OEM with such OEM, and the Selling Shareholder shall have the right to allocate the balance of Unpurchased Offered Shares (after exercise of MB’s right under this Article 8.4) and sell any or all of such balance of Unpurchased Offered Shares to the prospective transferee(s) (including such OEM) identified in the Transfer Notice in accordance with Article 8.6, and (B) if none of the prospective transferees identified in the Transfer Notice is an OEM, the Selling Shareholder shall have the discretion to allocate and sell any or all of those remaining Unpurchased Offered Shares to the prospective transferee(s) identified in the Transfer Notice in accordance with Article 8.6. For the avoidance of doubt, the same principles of converting and un-converting for calculations and comparisons expressed in Article 3.3(f) shall apply mutatis mutandis to this Article 8.4.

(v)

The Participating Non-Selling Shareholders (including MB) shall effect the purchase of the Remaining Offered Shares (including the Unpurchased Offered Shares) with payment by check or wire transfer, against delivery of the Remaining Offered Shares (including the Unpurchased Offered Shares) to be purchased at a place agreed upon among the relevant parties and at the time of the scheduled closing therefor, which shall be no later than the later to occur of (A) sixty (60) days after the date of the Transfer Notice (or the Overallotment Notice, if applicable) given to the Non-Selling Shareholder of and (B) the closing date (if any) contemplated in the Transfer Notice. If applicable, MB shall simultaneously purchase all (but not less than all) of the Exercisable Warrant Shares from the Company.

(vi)

In that event that MB does not exercise its right of refusal under this Article 8.4(c) in respect of any prospective transferee identified in the Transfer Notice as an OEM, then that OEM transferee shall be deemed not to be an OEM for purposes of the Top Up Right, provided that the Offered Shares are sold in accordance with this Article 8.4(c).

(d)	Price of Involuntary Transfer.

In the event that the Transfer in question is by operation of law or another involuntary Transfer (including a Transfer due to death, incapacity, divorce, legal separation or bankruptcy), the price per share shall be the greater of (A) the original purchase price paid by Selling Shareholder for such Offered Shares (as adjusted for share splits or combinations, share dividends or distributions, recapitalizations and similar events) or (B) the fair market value of such Offered Shares, which shall be a price as determined by a Board Supermajority (including the affirmative votes of the PSD Majority)that will reflect the current value of the shares in terms of present earnings and future prospects of the Company, within ten (10) Business Days after receipt by the Company of the Transfer Notice. In the event that the Selling Shareholder or the Selling Shareholder’s executor, trustee in bankruptcy, guardian or similar in the case of incapacity (as the case may be) disagrees with such valuation as determined by the Board, the Selling Shareholder or the Selling Shareholder’s executor, trustee or guardian (as the case may be) shall be entitled to have the valuation determined by an independent appraiser to be agreed upon by the Company, the Non-Selling Shareholders and the Selling Shareholder or the Selling Shareholder’s executor, trustee or guardian (as the case may be) the fees of which appraiser shall be borne by the Selling Shareholder or the Selling Shareholder’s estate, trustee or guardian (as the case may be).

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8.5	Right of Co-Sale.

(a)

Co-Sale Right. Subject to Article 8.13, each Non-Selling Shareholder who elects not to exercise its right of first refusal under Article 8.4 (a “Co-Sale Participant”) shall have the right to participate in such sale of Offered Shares on the same terms and conditions as specified in such Transfer Notice, as long as it delivers a notice to the Selling Shareholder in writing within fifteen (15) days after delivery of the Transfer Notice referred to in Article 8.4(a). Such Co-Sale Participant’s notice to the Selling Shareholder shall indicate the number of the Preferred Shares or the Conversion Shares that the Co-Sale Participant wishes to sell. To the extent that one or more of the Co-Sale Participants exercise such right of participation in accordance with the terms and conditions set forth below, the number of Offered Shares that the Selling Shareholder may sell shall be correspondingly reduced.

(b)

Co-Sale Pro Rata Portion. Each Co-Sale Participant may sell all or any part of that number of the Preferred Shares or the Conversion Shares (calculated on an as-converted basis) equal to the product obtained by multiplying (A) the aggregate number of Offered Shares covered by the Transfer Notice, by (B) a fraction, the numerator of which shall be the number of Ordinary Shares (calculated on an as-converted basis) held by such Co-Sale Participant on the Measuring Date and the denominator of which shall be the total number of Ordinary Shares (calculated on an as-converted basis) held by all Co-Sale Participants and the Selling Shareholder, calculated on the Measuring Date (referred to as the “Co-Sale Shares” below).

(c)

Transferred Shares. Each Co-Sale Participant shall effect its participation in the Transfer by promptly delivering to the Selling Shareholder for Transfer to the prospective purchaser an instrument of transfer duly executed by such Co-Sale Participant and, if any, one or more certificates, properly endorsed for Transfer, which represent the number of the Co-Sale Shares which such Co-Sale Participant elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Preferred Shares in lieu of Ordinary Shares, such Co-Sale Participant intending to sell Preferred Shares shall first convert such Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided in this Article 8.5(c). The Company agrees to make any such conversion concurrent with the actual Transfer of such shares to the prospective purchaser and contingent upon such Transfer.

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(d)

Payment. The share certificate or certificates that the Co-Sale Participant delivers to such Selling Shareholder pursuant to Article 8.5(c) shall be transferred to the prospective purchaser in consummation of the Transfer of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and such Selling Shareholder shall concurrently therewith remit to such Co-Sale Participant that portion of the sale proceeds to which such Co-Sale Participant is entitled by reason of its participation in such Transfer. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase Co-Sale Shares from a Co-Sale Participant exercising its co-sale rights hereunder, such Selling Shareholder shall not Transfer to such prospective purchaser or purchasers any Offered Shares unless and until, simultaneously with such Transfer, such Selling Shareholder shall purchase such Co-Sale Shares from such Co-Sale Participant for the same consideration and on the same terms and conditions as the proposed Transfer described in the Transfer Notice. The Company shall, upon the Co-Sale Participants or the Selling Shareholder surrendering the certificates for the Co-Sale Shares being transferred as provided above, make proper entries in the register of members of the Company and cancel the surrendered certificates and issue any new certificates in the name of the prospective purchaser or the Selling Shareholder, as the case may be, as necessary to consummate the transactions in connection with the exercise by the Co-Sale Participants of co-sale rights under this Article 8.5.

8.6

Non-Exercise of Rights. To the extent that the Company and the Non-Selling Shareholders (including MB) have not exercised their rights to purchase all of a Selling Shareholder’s Offered Shares in accordance with Article 8.4(c)(ii), then such Selling Shareholder together with any Co-Sale Participant shall have a period of sixty (60) days after the delivery of the Transfer Notice in which to transfer any remaining Offered Shares, upon terms and conditions (including the purchase price) no more favorable to the purchaser than those specified in the Transfer Notice, to the third-party transferee(s) identified in the Transfer Notice. In the event a Selling Shareholder does not consummate the sale or disposition of the Offered Shares within the said sixty (60) day period, the right of first refusal and co-sale right of the Non-Selling Shareholders hereunder shall continue to be applicable to any subsequent disposition of the Ordinary Shares by such Selling Shareholder. Furthermore, the exercise or non-exercise by the Company or the Non-Selling Shareholders of the right of first refusal and co-sale right hereunder shall not adversely affect the Company’s or the Non-Selling Shareholders’ rights to make subsequent purchases from any Selling Shareholder of Ordinary Shares or their subsequent co-sale right. Any proposed Transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed Transfer of any of the Selling Shareholders’ Ordinary Shares shall again be subject to the right of first refusal of the Company and/or the Non-Selling Shareholders and the co-sale right of the Non-Selling Shareholders and shall require compliance by the relevant Selling Shareholder with the procedures described in this Article 8.

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8.7	Prohibited Transfers.

(a)

Prohibited Transfer. In the event a Selling Shareholder should sell any Ordinary Shares in contravention of the Transfer restrictions in this Article 8 (a “Prohibited Transfer”), such Prohibited Transfer shall be void and the Company agrees it will not effect such Prohibited Transfer nor will it treat any alleged transferee(s) as the holder of such shares without the written consent of the Non-Selling Shareholders. In addition to the above and such other remedies as may be available at law, in equity, hereunder or under other Transaction Agreements, the Non-Selling Shareholders shall have the put option provided below and such Selling Shareholder shall be bound by the applicable provisions of such option.

(b)

Put Right. In the event of a Prohibited Transfer, each Non-Selling Shareholder shall have the right to sell to such Selling Shareholder the type and number of Preferred Shares or Conversion Shares (calculated on an as-converted basis) equal to the number of shares such Non-Selling Shareholder would have been entitled to transfer to the third-party transferee(s) under Article 8.5 had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof (assuming no Non-Selling Shareholder exercises its right of first refusal under Article 8.4). Such sale shall be made on the following terms and conditions:

(i)

The price per share at which the shares are to be sold to such Selling Shareholder shall be equal to the price per share paid by the third-party transferee(s) to such Selling Shareholder in the Prohibited Transfer. The Selling Shareholder shall also reimburse each Non-Selling Shareholder for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such Non-Selling Shareholder’s put rights under this Article 8.7(b).

(ii)

Each Non-Selling Shareholder shall, within one hundred and eighty (180) days after the later of the date on which such Non-Selling Shareholder (A) received notice of the Prohibited Transfer or (B) otherwise became aware of the Prohibited Transfer, if exercising the option created hereby, deliver to such Selling Shareholder an instrument of transfer duly executed by such Non-Selling Shareholder and, if any, share certificate or certificates representing shares to be sold, each certificate to be properly endorsed for Transfer.

(iii)

The Selling Shareholder shall, upon receipt of the duly executed instrument of transfer and, if any, share certificate or certificates for the shares to be sold by the Non-Selling Shareholder pursuant to this Article 8.7, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in this Article 8.7(b), in cash or by other means acceptable to the Non-Selling Shareholder. Subject to Applicable Law, the Board shall resolve to approve the Transfer and shall instruct the registered office provider of the Company to update its register of members accordingly.

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(iv)

Notwithstanding the foregoing, but subject to Article 47 hereof, any attempt by such Selling Shareholder to transfer any of its Ordinary Shares in violation of this Article 8 hereof shall be void and the Company agrees it will not effect such a Transfer nor will it treat any alleged transferee(s) as the holder of such shares without the written consent of the Non-Selling Shareholders.

8.8	Legend.

(a)

Other than the certificates representing the Restricted Ming Yu Ordinary Shares, each certificate representing the Ordinary Shares held by the Ordinary Shareholders shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

Each of the Founder, New Zone and the Ordinary Shareholders agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Article 8.8(a) above to enforce the provisions of the Shareholders Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of Articles 8.3 to 8.15.

8.9	Restriction on Indirect Transfers. Notwithstanding anything to the contrary contained herein, without the prior written consent of the Majority Preferred Shareholders:

(a)

None of the Group Companies and the Ordinary Shareholders shall, nor shall any of them cause or permit any other Person to, directly or indirectly, transfer through one or a series of transactions any Equity Securities held or controlled by him/her/it in any of the Group Companies to any Person in violation of Article 8. Any Transfer in violation of this Article 8.9(a) shall be void and the Group Companies shall procure that none of the Company’s direct or indirect Subsidiaries or Affiliates (including the TW Subsidiary) will effect such Transfer nor will it treat any alleged transferee as the holder of such Equity Securities.

(b)	None of the Group Companies shall, nor shall the Ordinary Shareholders cause or permit any Group Company to issue to any Person any Equity Securities of such Group Company in violation of Article 8.

8.10	MB OEM Right of First Refusal.

(a)

Each of the Preferred Shareholders agrees from the date hereof to the closing of a QPO or an Approved Listing, not to Transfer, directly or indirectly, any Preferred Shares to any OEM except in compliance with this Article 8.10 and all Applicable Laws. In the event that a Preferred Shareholder proposes to Transfer any Preferred Shares it then owns to an OEM that would become the Single Largest OEM upon the completion of such Transfer (except where MB would then be the Equal Largest OEM with such OEM upon such completion, taking into account the Exercisable Warrant Shares), it shall first deliver a written notice to the Company and MB of its intention of make such Transfer (the “OEM Transfer Notice”), which shall include (A) a description of the Preferred Shares to be transferred, including the number of such Preferred Shares (the “OEM Transfer Securities”), (B) the identity of the proposed OEM transferee, and (C) the consideration and the material terms and conditions upon which the proposed Transfer is to be made.

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(b)

The OEM Transfer Notice shall certify that such Preferred Shareholder has received a bona fide firm offer from the prospective transferee and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to, or other documentation setting out the terms of, the proposed Transfer.

(c)

MB shall have the right, exercisable upon written notice to the Company and the Preferred Shareholder, within thirty (30) Business Days after the date of the OEM Transfer Notice, to elect to purchase all (but not less than all) of the OEM Transfer Securities at the same price and subject to the same terms and conditions as set forth in the OEM Transfer Notice. If MB elects to purchase all (but not less than all) of the OEM Transfer Securities, then MB shall effect such purchase of all (but not less than all) of the OEM Transfer Securities and all (but not less than all) of the Exercisable Warrant Shares within sixty (60) days after the date of the written notice delivered by MB pursuant to the preceding sentence.

(d)

If MB shall not have exercised its right to purchase all (but not less than all) of the OEM Transfer Securities, then the Preferred Shareholder shall have a period of one hundred eighty (180) days after the date of the OEM Transfer Notice during which to Transfer the OEM Transfer Securities to the proposed OEM transferee at the same price and subject to the same terms and conditions as set forth in the OEM Transfer Notice. In the event that the Preferred Shareholder does not consummate the sale or disposition of the OEM Transfer Securities within such one hundred eighty (180) day period, the right of first refusal of MB hereunder shall continue to be applicable to any subsequent disposition of the Preferred Shares by such Preferred Shareholder.

(e)

In that event that MB does not exercise its right of first refusal under this Article 8.10 in respect of the proposed OEM transferee, then that OEM transferee shall be deemed not to be an OEM for purposes of the Top Up Right, provided that the Preferred Shareholder consummates the Transfer of the OEM Transfer Securities to the proposed OEM transferee in accordance with Article 8.10(d).

(f)	MB’s foregoing right of first refusal shall terminate immediately upon a MB Material Breach.

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(g)	For the avoidance of doubt, the same principles of converting and un-converting for calculations and comparisons expressed in Article 3.3(f) shall apply mutatis mutandis to this Article 8.10.

(h)	Subject to Article 8.10(i), MB shall not Transfer any Equity Securities of the Company to an OEM that is not MB’s Affiliate without the prior written consent of the Company.

(i)

Each Preferred Shareholder shall have the right to Transfer any Equity Securities of the Company to any OEM transferee that is an Affiliate of such Preferred Shareholder where sufficient information concerning the said Affiliate of the Preferred Shareholder transferor as the Board deems necessary has been delivered to the Board. Each of the Preferred Shareholders shall cause its Affiliates to abide by this Article 8 and procure that the restrictions set forth in this Article 8 shall not be avoided by the direct or indirect Transfer of any Equity Securities in any of them or of any other Person having Control over any of them. For the avoidance of doubt, Preferred Shareholders shall have the right to Transfer, directly or indirectly, any Preferred Shares to any Person other than an OEM.

8.11	Regulatory Considerations.

Notwithstanding anything to the contrary contained herein, if the exercise by MB of the Top Up Right would result in a change in regulatory status of the Company or would require the Company to apply for regulatory approval for the purchase of such Ordinary Shares or Preferred Shares by MB:

(a)

the Company may elect not to issue and sell any OEM New Securities to the OEM Purchaser except to the extent that the number of OEM New Securities is reduced such that, upon completion of the issuance and sale of the OEM Purchase Securities to the OEM Purchaser and the issuance and sale of the Top Up Securities to MB, MB would be the Single Largest OEM or the Equal Largest OEM vis-à-vis the OEM Purchaser; or

(b)

the proposed Transfer of Ordinary Shares or Preferred Shares, as the case may be, to the proposed OEM transferee under Article 8.4 or Article 8.10 shall require the prior written consent of the Company.

8.12	Further Provisions.

Unless otherwise stated in these Articles or in the Warrants, each Ordinary Shareholder and Preferred Shareholder shall have the right to Transfer all or part of its Ordinary Shares and/or Preferred Shares and each holder of Warrants shall have the right to Transfer all or part of its Warrants in accordance with the rights and restrictions applicable to the type of Warrant Shares (whether Ordinary Shares or Preferred Shares) issuable upon the exercise of such Warrants proposed to be Transferred, provided, however, that, it shall not Transfer, directly or indirectly, any Ordinary Shares, Preferred Shares or Warrants to any Person that competes with the Principal Business.

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8.13	Unrestricted SKY MILLION Ordinary Shares.

Other than Article 8.12, which restricts Unrestricted SKY MILLION Ordinary Shares from being Transferred to any Person that competes with the Principal Business, the right of first refusal and co-sale right under Article 8.4 and Article 8.5, respectively, and any other transfer restriction with respect to the transfer of any Ordinary Shares under this Article 8, shall not apply to the transfer of any Unrestricted SKY MILLION Ordinary Shares.

8.14	Term. The provisions under Articles 8.3 to 8.13 shall terminate upon the closing of the QPO or an Approved Listing.

8.15	Drag-Along Right.

(a)

Prior to the closing of a QPO or an Approved Listing, if (A) the holders of no less than sixty-seven percent (67%) of the aggregate of (i) the then issued and outstanding shares of the Company, plus (ii) the shares to be issued upon the full exercise of all issued but unexercised Warrants, and (iii) the shares to be issued upon the full exercise of all options granted pursuant to any ESOP, voting together as a single class on a fully diluted basis, (B) the Preferred Shareholder(s) owning no less than fifty percent (50%) of the then issued and outstanding Preferred Shares (voting as a single class), and (C) the holders of more than fifty percent (50%) of the aggregate of the then issued and outstanding Series E Shares and the then issued and outstanding Series E+ Shares, approve the acceptance of a bona fide offer by a Person (the “Proposed Buyer”) to purchase all or substantially all of the then issued and outstanding shares in the Company at a per share purchase price (the “Drag Price”) no less than the Series E+ Issue Price (taking into account any dividends and other distributions made in respect of each such share of the Company and as adjusted for share splits or combinations, share dividends or distributions, recapitalizations and similar events) (the “Drag-Along Sale”; such approving holders under paragraph (A), (B) and (C) are collectively the “Dragging Shareholders”), then all other shareholders of the Company (the “Dragged Shareholders”) shall agree to sell their Equity Securities in the Company and participate in the proposed Drag-Along Sale in accordance with Article 8.15(b), 8.15(c) and 8.15(d) below; provided that the prior written consent or approval of Primavera and MB shall be additionally required for any Drag-Along Sale if the Drag Price is less than US$38.104137465 per share (i.e. 1.5 times the issue price for the Series E+ Shares), as adjusted for share splits or combinations, share dividends or distributions, recapitalizations and similar events. The Dragged Shareholders shall use their best efforts to cooperate with the Dragging Shareholders on the proposed Drag-Along Sale.

For the avoidance of doubt, for the purposes of paragraph (A), (X) the holders of the Restricted Ming Yu Ordinary Shares, (Y) the holder(s) of all issued but unexercised Warrants, and (Z) the holders of all unexercised options granted pursuant to the ESOP, shall be entitled to vote together along with others as set out in paragraph (A) as a single class on a fully diluted basis on any Drag-Along Sale; provided that, for the purposes of voting under this Article 8, New Zone shall be authorized to vote as the sole representative of the holders of the Warrants granted by the Company in accordance with the Series B Purchase Agreement, the Series C Purchase Agreement, and any ESOP under paragraphs (Y) and (Z).

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(b)

Subject to Article 8.15(a) above, the Dragging Shareholders may, following receipt of the bona fide offer from the Proposed Buyer (whether conditional or unconditional) for the Drag-Along Sale (the “Sale Agreement”), by serving a written notice (a “Drag Notice”) in the manner as set out in Article 8.15(c) below, on each of the Dragged Shareholders, require each Dragged Shareholder to transfer all of its shares to the Proposed Buyer at the price and on the date indicated in the Drag Notice as being the date of completion of the Drag-Along Sale, being not less than thirty (30) days after the date of the Drag Notice, and on the terms and subject to the conditions set out in this Article 8.15. If the Drag-Along Sale contemplated in the Sale Agreement is not consummated within one hundred and eighty (180) days of the Drag Notice, the Drag Notice shall expire.

(c)

The Drag Notice shall include (A) a description of the issued and outstanding shares of the Company to be purchased, (B) the identity of the Proposed Buyer, (C) the consideration and the material terms and conditions upon which the proposed Drag-Along Sale is to be made, and (D) a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Drag-Along Sale.

(d)	Notwithstanding anything to the contrary set forth in this Article 8, a Preferred Shareholder will not be required to comply with Article 8.15(a) above, unless:

(i)

the representations and warranties to be made by such Preferred Shareholder in connection with the Drag-Along Sale are limited to representations and warranties related to authority and capacity, title and ownership, and the ability to convey title (without any Encumbrance, save as otherwise explicitly provided for in the Shareholders Agreement and these Articles) to such shares;

(ii)

such Preferred Shareholder is not required to agree (unless such Preferred Shareholder is an officer or an employee of the Group Companies) to any restrictive covenant in connection with the Drag-Along Sale (including any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Drag-Along Sale);

(iii)

such Preferred Shareholder and its Affiliates are not required to amend, extend or terminate any contractual or other relationship with the Company, the Proposed Buyer or their respective Affiliates, except that the Preferred Shareholder may be required to terminate the investment-related documents between or among such Preferred Shareholder, the Company and/or other shareholders of the Company;

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(iv)

the Preferred Shareholder is not liable for the breach of any representation, warranty or covenant made by any other Person in connection with the Drag-Along Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any shareholder of any of identical representations, warranties and covenants provided by all shareholders);

(v)

liability shall be limited to such Preferred Shareholder’s pro rata share (determined based on the respective proceeds payable to each Preferred Shareholder in connection with such Drag-Along Sale) of a negotiated aggregate indemnification amount that applies equally to all shareholders but that in no event exceeds the amount of consideration otherwise payable to such Preferred Shareholder in connection with such Drag-Along Sale, except with respect to claims related to fraud by such Preferred Shareholder, the liability for which need not be limited as to such Preferred Shareholder; and

(vi)

upon the consummation of the Drag-Along Sale (x) each holder of each class or series of the shares of the Company will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of shares, and if any holders of any shares of the Company are given a choice as to the form of consideration to be received as a result of the Drag-Along Sale, all holders of such shares will be given the same options, (y) each holder of a series of Preferred Shares will receive the same amount of consideration per share of such series of Preferred Shares as is received by other holders in respect of their shares of such same series, and (z) each holder of Ordinary Shares will receive the same amount of consideration per Ordinary Share as is received by other holders in respect of their Ordinary Shares.

(e)	The provisions under this Article 8.15 shall terminate upon the closing of a QPO or an Approved Listing.

9	Redemption and Repurchase of Shares

9.1

Subject to the provisions of the Statute, the Memorandum and these Articles (including without limitation Article 7.3), the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member of the Company. The redemption of such Shares shall be effected in such manner as the Company may, by Special Resolution, determine before the issue of the Shares.

9.2

Subject to the provisions of the Statute, the Memorandum and these Articles (including without limitation Article 7.3), the Company may purchase its own Shares (including any redeemable Shares); provided that the Members shall have approved the manner of purchase by Ordinary Resolution.

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9.3

Subject to the provisions of the Statute, the Memorandum and these Articles (including without limitation Article 7.3), the Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

9.4	Notwithstanding any provisions to the contrary in these Articles (including without limitation Article 7.3), the Preferred Shares shall be redeemable as provided herein:

(a)	Optional Redemption.

Series A Shares. In the event that (i) the Company fails to consummate a QPO or Approved Listing within four (4) years from the date of closing of the subscription and purchase of Series E+ Shares under the MB Series E+ Purchase Agreement; (ii) the Founder no longer devotes his full time and efforts to the business of the Group Companies; or (iii) any competent court reaches a final, non-appealable decision that any of the Group Companies infringes third party intellectual property rights, which decision will result in a material adverse effect on the business of the Group Companies (each, a “Series A Redemption Triggering Event” and the calendar date immediately following the occurrence of any of the Series A Redemption Triggering Events hereinafter shall be referred to as the “Series A Redemption Start Date”), at the option of the holders of at least seventy-five percent (75%) of the then outstanding Series A Shares or their assignees (the “Requesting Series A Shareholders”), the Company shall redeem all or a portion of the Series A Shares held by such Requesting Series A Shareholders out of funds legally available for redemption, in accordance with the following terms.

Series B Shares. In the event that (i) the Company fails to consummate a QPO or Approved Listing within four (4) years from the date of closing of the subscription and purchase of Series E+ Shares under the MB Series E+ Purchase Agreement; (ii) the Founder no longer devotes his full time and efforts to the business of the Group Companies; or (iii) any competent court reaches a final, non-appealable decision that any of the Group Companies infringes third party intellectual property rights, which decision will result in a material adverse effect on the business of the Group Companies (each, a “Series B Redemption Triggering Event” and the calendar date immediately following the occurrence of any of the Series B Redemption Triggering Events hereinafter shall be referred to as the “Series B Redemption Start Date”), at the option of the holders of at least seventy-five percent (75%) of the then outstanding Series B Shares or their assignees (the “Requesting Series B Shareholders”), the Company shall redeem all or a portion of the Series B Shares held by such Requesting Series B Shareholders out of funds legally available for redemption, in accordance with the following terms.

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Series C Shares. In the event that (i) the Company fails to consummate a QPO or Approved Listing within four (4) years from the date of closing of the subscription and purchase of Series E+ Shares under the MB Series E+ Purchase Agreement; (ii) the Founder no longer devotes his full time and efforts to the business of the Group Companies; or (iii) any competent court reaches a final, non-appealable decision that any of the Group Companies infringes third party intellectual property rights, which decision will result in a material adverse effect on the business of the Group Companies (each, a “Series C Redemption Triggering Event” and the calendar date immediately following the occurrence of any of the Series C Redemption Triggering Events hereinafter shall be referred to as the “Series C Redemption Start Date”), at the option of the holders of at least seventy-five percent (75%) of the then outstanding Series C Shares or their assignees (the “Requesting Series C Shareholders”), the Company shall redeem all or a portion of the Series C Shares held by such Requesting Series C Shareholders out of funds legally available for redemption, in accordance with the following terms.

Series D Shares. In the event that (i) the Company fails to consummate a QPO or Approved Listing within four (4) years from the date of closing of the subscription and purchase of Series E+ Shares under the MB Series E+ Purchase Agreement; (ii) the Founder no longer devotes his full time and efforts to the business of the Group Companies; or (iii) any competent court reaches a final, non-appealable decision that any of the Group Companies infringes third party intellectual property rights, which decision will result in a material adverse effect on the business of the Group Companies (each, a “Series D Redemption Triggering Event” and the calendar date immediately following the occurrence of any of the Series D Redemption Triggering Events hereinafter shall be referred to as the “Series D Redemption Start Date”), at the option of the holders of at least seventy-five percent (75%) of the then outstanding Series D Shares or their assignees (the “Requesting Series D Shareholders”), the Company shall redeem all or a portion of the Series D Shares held by such Requesting Series D Shareholders out of funds legally available for redemption, in accordance with the following terms.

Series E Shares. In the event that (i) the Company fails to consummate a QPO or Approved Listing within four (4) years from the date of closing of the subscription and purchase of Series E+ Shares under the MB Series E+ Purchase Agreement; (ii) the Founder no longer devotes his full time and efforts to the business of the Group Companies; or (iii) any competent court reaches a final, non-appealable decision that any of the Group Companies infringes third party intellectual property rights, which decision will result in a material adverse effect on the business of the Group Companies (each, a “Series E Redemption Triggering Event” and the calendar date immediately following the occurrence of any of the Series E Redemption Triggering Events hereinafter shall be referred to as the “Series E Redemption Start Date”), at the option of the holders of at least seventy-five percent (75%) of the then outstanding Series E Shares or their assignees (the “Requesting Series E Shareholders”), the Company shall redeem all or a portion of the Series E Shares held by such Requesting Series E Shareholders out of funds legally available for redemption, in accordance with the following terms.

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Primavera Series E+ Shares. In the event that (i) the Company fails to consummate a QPO or Approved Listing within four (4) years from the date of closing of the subscription and purchase of Series E+ Shares under the MB Series E+ Purchase Agreement; (ii) the Founder no longer devotes his full time and efforts to the business of the Group Companies; (iii) any competent court reaches a final, non-appealable decision that any of the Group Companies infringes third party intellectual property rights, which decision will result in a material adverse effect on the business of the Group Companies; (iv) any Group Company or the Founder has materially breached the Series E+ Purchase Agreement to which Primavera is a party, the Shareholders Agreement, the Memorandum and these Articles or any other ancillary documents with respect to matters described therein; or (v) any other Preferred Shareholder has requested redemption of its Preferred Shares pursuant to this Article 9.4 (each, a “Primavera Redemption Triggering Event” and the calendar date immediately following the occurrence of any of the Series E+ Redemption Triggering Events hereinafter shall be referred to as the “Primavera Redemption Start Date”), at the option of Primavera (the “Requesting Primavera Shareholder”), the Company shall redeem all or a portion of the Series E+ Shares held by Primavera out of funds legally available for redemption, in accordance with the following terms.

Series E+ Shares. In the event that (i) the Company fails to consummate a QPO or Approved Listing within four (4) years from the date of closing of the subscription and purchase of Series E+ Shares under the MB Series E+ Purchase Agreement; (ii) the Founder no longer devotes his full time and efforts to the business of the Group Companies; (iii) the Company makes a material change to the Principal Business; (iv) any competent court reaches a final, non-appealable decision that any of the Group Companies infringes third party intellectual property rights, which decision will result in a material adverse effect on the business of the Group Companies; (v) any Group Company or the Founder has materially breached any of the Series E+ Purchase Agreements (provided, that, for purposes of this Article 9.4, a material breach of a representation or warranty given by the Parties other than the Series E+ Shareholder thereunder shall only occur if such representation or warranty is not true, correct and complete in all material respects) and/or any other transaction documents with respect to transactions contemplated therein; or (vi) any other Preferred Shareholder has requested redemption of its Preferred Shares pursuant to this Article 9.4 (each, a “Series E+ Redemption Triggering Event” and the calendar date immediately following the occurrence of any of the Series E+ Redemption Triggering Events hereinafter shall be referred to as the “Series E+ Redemption Start Date”), in each case, at the option of the holders of at least eighty percent (80%) of the then outstanding Series E+ Shares (excluding the Series E+ Shares owned by Primavera) or their assignees plus one (1) Series E+ Share (the “Requesting E+ Shareholders”; together with the Requesting Primavera Shareholder, the “Requesting Series E+ Shareholders”), the Company shall redeem all or a portion of the Series E+ Shares held by such Requesting E+ Shareholders out of funds legally available for redemption, in accordance with the following terms. The Requesting Series A Shareholders, the Requesting Series B Shareholders, the Requesting Series C Shareholders, the Requesting Series D Shareholders, the Requesting Series E Shareholders and the Requesting Series E+ Shareholders are collectively referred to as the “Requesting Preferred Shareholders”.

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The Series E+ Shareholders agree that, upon the occurrence of a Primavera Redemption Triggering Event and/or a Series E+ Redemption Triggering Event and prior to exercising the option to redeem all or a portion of the Series E+ Shares, the Series E+ Shareholders shall promptly notify each other and the Company of the occurrence of any such event and shall discuss whether to deliver the Redemption Notice.

(b)

Redemption Notice. Following receipt of the request for redemption from the applicable Requesting Preferred Shareholders, the Company shall within ten (10) days give written notice (the “Redemption Notice”) to the other Preferred Shareholders who are then entitled to optional redemption pursuant to the terms and condition as provided in Article 9.4(a) (the “Non-requesting Preferred Shareholders”), at the address last shown on the records of the Company for such holder(s) and such Non-requesting Preferred Shareholders shall have the right to participate in the redemption subject to the terms and conditions applicable to such holder(s) in Article 9.4(a). Such notice shall indicate that the applicable Requesting Preferred Shareholders have elected to redeem all or a portion of the applicable Preferred Shares pursuant to the provisions of Article 9.4(a), and shall specify the redemption date, and shall direct the Non-requesting Preferred Shareholders who desire to participate in such redemption to submit their share certificates to the Company on or before the scheduled redemption date. Non-requesting Preferred Shareholders that elect to redeem all or a portion of the applicable Preferred Shares pursuant to the provisions of Article 9.4(a) shall become Requesting Preferred Shareholders of the relevant class for purposes of this Article 9.4, but the Company’s obligation to provide the Redemption Notice shall be only in relation to the initial request for redemption as described above.

(c)	Redemption Price. The redemption price for each Preferred Share redeemed pursuant to Article 9.4(a) (the “Redemption Price”) shall be as follows:

Preferred Shares other than Series D Shares, Series E Shares and Series E+ Shares. Except for the Requesting Series D Shareholders, the Requesting Series E Shareholders and the Requesting Series E+ Shareholders, the Redemption Price for each Preferred Share shall be calculated pursuant to the following formula:

RP=（IP x 75% + UD)

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For the purposes of this formula, (i) RP shall mean the Redemption Price; (ii) IP shall mean, in terms of the Requesting Series A Shareholders, the Series A Issue Price (as adjusted for share splits or combinations, share dividends or distributions, recapitalizations and similar events), in terms of the Requesting Series B Shareholders, the Series B Issue Price (as adjusted for share splits or combinations, share dividends or distributions, recapitalizations and similar events) or, in terms of the Requesting Series C Shareholders, the Series C Issue Price (as adjusted for share splits or combinations, share dividends or distributions, recapitalizations and similar events); and (iii) UD shall mean all declared but unpaid Dividends and other distributions thereon up to the date of redemption (as adjusted for share splits or combinations, share dividends or distributions, recapitalizations and similar events).

Series D and Series E Shares. For the Requesting Series D Shareholders and the Requesting Series E Shareholders, the Redemption Price shall be calculated pursuant to the following formula:

RP=（IP x 100% + UD)

For the purposes of this formula, (i) RP shall mean the Redemption Price; (ii) IP shall mean, in terms of the Requesting Series D Shareholders, the Series D Issue Price (as adjusted for share splits or combinations, share dividends or distributions, recapitalizations and similar events) or, in terms of the Requesting Series E Shareholders, the Series E Issue Price (as adjusted for share dividends, splits, combinations, recapitalization and similar events); and (iii) UD shall mean all declared but unpaid Dividends and other distributions thereon up to the date of redemption (as adjusted for share splits or combinations, share dividends or distributions, recapitalizations and similar events).

Series E+ Shares. For the Requesting Series E+ Shareholders, the Redemption Price shall be calculated pursuant to the following formula:

RP=（IP x 100% + X)

For the purposes of this formula, (i) RP shall mean the Redemption Price; (ii) IP shall mean, the Series E+ Issue Price (as adjusted for share splits or combinations, share dividends or distributions, recapitalizations and similar events); (iii) X shall mean the greater of (A) all declared but unpaid dividends or other distributions on the Series E+ Issue Price (as adjusted for share splits or combinations, share dividends or distributions, recapitalizations and similar events) and (B) the amount of eight percent (8%) compounded annualized return on the Series E+ Issue Price (as adjusted for share splits or combinations, share dividends or distributions, recapitalizations and similar events), calculating from the issuance date of the relevant Series E+ Shares and taking into account any dividends and other distributions made in respect of each such Series E+ Share.

(d)

Redemption Procedure. The closing (the “Redemption Closing”) of the redemption of the Preferred Shares pursuant to this Article 9.4 will take place within two (2) calendar months after the receipt by the Company of the initial request for redemption from the Requesting Preferred Shareholders contemplated in Article 9.4(b), or such earlier date or other place as the Requesting Preferred Shareholders and the Company mutually agree in writing. At the Redemption Closing, subject to Applicable Law, the Company will, from any source of assets or funds legally available therefor, redeem each Preferred Share required to be redeemed by paying in cash therefor the Redemption Price against surrender by such holder of the certificate representing such share. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be promptly issued representing the unredeemed shares. Upon completion of the redemption and the receipt of the Redemption Price by the holders of Preferred Shares, all rights of the holders of such Preferred Shares (except the right to receive the applicable Redemption Price) will be automatically terminated (including, without limitation, the cessation of the accrual of Dividends or other distribution after the date of the Redemption Closing) with respect to such Preferred Shares redeemed pursuant to this Article 9.4, and such Preferred Shares will not thereafter be transferred on the books of the Company or be deemed outstanding for any purpose whatsoever.

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(e)	Insufficient Funds.

(i)

If the Company fails (for whatever reason) to redeem any Preferred Shares by its due date for redemption as set out in Article 9.4(d), then, as from such date until the date on which the same are redeemed, the Company shall not declare or pay any Dividend or other distributions, redeem any other shares nor otherwise make any distribution of or otherwise decrease its profits available for distribution.

(ii)

To the extent permitted by Applicable Laws, the Company shall procure that the profits of each Group Company for the time being available for distribution shall be paid to it by way of Dividend or other distributions if and to the extent that, but for such payment, the Company would not itself otherwise have sufficient profits available for distribution to make any redemption of Preferred Shares required to be made.

(iii)

The Requesting Series E+ Shareholders shall be entitled to receive their Redemption Price prior and in preference to all other Requesting Preferred Shareholders. If, upon the occurrence of a redemption event set out in Article 9.4(a), the assets and funds to be distributed among the Requesting Series E+ Shareholders shall be insufficient to permit the payment to the Requesting Series E+ Shareholders of the Redemption Price in full, then the entire assets and funds of the Company legally available for payment of the Redemption Price for the Requesting Series E+ Shareholders shall be paid to the Requesting Series E+ Shareholders on a pari passu and pro rata basis.

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After the Redemption Price for the Requesting Series E+ Shareholders has been paid in full, if the number of Preferred Shares (other than Series E+ Shares) redeemed by the Company is less than the number of such Preferred Shares requested to be redeemed, the Company shall redeem such number of Preferred Shares (other than Series E+ Shares) to the maximum extent permitted by Applicable Law, on a pari passu and pro rata basis among the Requesting Preferred Shareholders (other than Requesting Series E+ Shareholders). Without limiting any rights of the holders of Preferred Shares which are set forth in these Articles or are otherwise available under Applicable Laws, the unpaid balance shall, to the maximum extent permitted by Applicable Law, at the option of the holders of a simple majority of the remaining Preferred Shares to be redeemed, be paid in (i) the form of promissory note(s) bearing interest at eight percent (8%) per annum, or (ii) in Preferred Shares or Ordinary Shares (at the discretion of the holders of a simple majority of the remaining Preferred Shares to be redeemed), based upon the then current fair market value of the Preferred Shares or Ordinary Shares (as the case may be) as determined by a Board Supermajority, including the affirmative votes of the PSD Majority. In the event Requesting Preferred Shareholders elect to accept promissory note(s) for the unpaid balance, such Requesting Preferred Shareholders shall continue to hold their Preferred Shares as if no redemption had taken effect, including the right to exercise any of the rights and preferences afforded such Requesting Preferred Shareholders under the Shareholders Agreement and hereunder, until such promissory note(s) is/are repaid in full by the Company. If the Requesting Preferred Shareholders dispute the value so determined by the Board for the Preferred Shares or Ordinary Shares (as the case may be), a valuation shall be made by an appraiser of recognized standing selected by such Requesting Preferred Shareholders and the Company or, if they cannot agree on an appraiser, such Requesting Preferred Shareholders and the Company shall each select an appraiser of recognized standing and the two (2) appraisers shall designate a third (3rd) appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be borne by the Company.

10	Variation of Rights of Shares

10.1

Subject to the Memorandum and these Articles (including without limitation Article 7.3), if at any time the share capital of the Company is divided into different classes of Shares, the rights attached to Series A Shares, Series B Shares, Series C Shares, Series D Shares, Series E Shares and Series E+ Shares respectively (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied, given either as a resolution in writing or in a separate class meeting.

10.2

The provisions of these Articles relating to general meetings shall apply to every class meeting of the holders of one class of Shares except that the necessary quorum shall be one (1) Person holding or representing by proxy at least a simple majority of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

10.3

Subject to these Articles (including without limitation Article 7.3), the rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking senior thereto or pari passu therewith.

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11	Non Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder.

12	Lien on Shares

12.1

The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other Person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

12.2

The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen (14) clear days after notice has been given to the holder of the Shares, or to the Person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

12.3

To give effect to any such sale the Directors may authorise any Person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under these Articles.

12.4

The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any residue shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the Person entitled to the Shares at the date of the sale.

13	Call on Shares

13.1

Subject to the terms of the allotment and these Articles, the Directors may from time to time make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen (14) days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed as the Directors may determine. A call may be required to be paid by instalments. A Person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

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13.2	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

13.3	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

13.4

If a call remains unpaid after it has become due and payable, the Person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest wholly or in part.

13.5

An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

13.6	The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

13.7

The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

13.8

No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distributions declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

14	Forfeiture of Shares

14.1

If a call remains unpaid after it has become due and payable the Directors may give to the Person from whom it is due not less than fourteen (14) clear days’ notice requiring payment of the amount unpaid together with any interest, which may have accrued. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

14.2

If the notice is not complied with any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends or other monies declared payable in respect of the forfeited Share and not paid before the forfeiture.

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14.3

A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any Person the Directors may authorise some Person to execute an instrument of transfer of the Share in favour of that Person.

14.4

A Person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

14.5

A certificate in writing under the hand of one (1) Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the fact as against all Persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the Person to whom the Share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

14.6

The provisions of these Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

15	Transmission of Shares

15.1

Subject to other provisions of these Articles, if a Member dies the survivor or survivors where he was a joint holder or his legal personal representatives where he was a sole holder, shall be the only Persons recognised by the Company as having any title to his interest. The estate of a deceased Member is not thereby released from any liability in respect of any Share, which had been jointly held by him.

15.2

Subject to other provisions of these Articles, any Person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors, elect, by a notice in writing sent by him, either to become the holder of such Share or to have some Person nominated by him become the holder of such Share but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

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15.3

Subject to other provisions of these Articles, a Person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends and other advantages to which he would be entitled if he were the registered holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company and the Directors may at any time give notice requiring any such Person to elect either to be registered himself or to have some Person nominated by him become the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety (90) days the Directors may thereafter withhold payment of all Dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

16	Amendments of Memorandum and Articles of Association and Alteration of Capital

16.1	Subject to the Memorandum and these Articles (including without limitation Article 7.3), the Company may by Ordinary Resolution:

(a)	increase the share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	by subdivision of its existing Shares or any of them divide the whole or any part of its Share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value;

(d)

cancel any Shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled; and

(e)	resolve any shareholders matters which are not required by these Articles or the Statute to be passed by a Special Resolution.

16.2

All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

16.3	Subject to the provisions of the Statute, the Memorandum and these Articles, the Company may by Special Resolution:

(a)	change its name;

(b)	alter or add to these Articles;

(c)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)	reduce its share capital and any capital redemption reserve fund.

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17	Registered Office

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office.

18	General Meetings

18.1	All general meetings other than annual general meetings shall be called extraordinary general meetings.

18.2

The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

18.3	Any Director may call general meetings, and shall on a Members requisition forthwith proceed to convene an extraordinary general meeting of the Company.

18.4

A Members requisition is a requisition of Members of the Company holding at the date of deposit of the requisition not less than five percent (5%) in par value of the capital of the Company which as at that date carries the right of voting at general meetings of the Company.

18.5

The Members’ requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one (1) or more requisitionists.

18.6

If the Directors do not within twenty-one (21) days from the date of the deposit of the Members’ requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

18.7	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

19	Notice of General Meetings

19.1

At least three (3) days’ notice shall be given of any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the date of meeting for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all the Members (or their proxies) entitled to attend and vote thereat; and

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(b)

in the case of an extraordinary general meeting, by the Members (or their proxies) having a right to attend and vote at the meeting, holding not less than fifty percent (50%) in par value of the Shares giving that right, and at least including the Major Preferred Shareholders.

19.2

The accidental omission to give notice of a general meeting to, or the non receipt of notice of a meeting by, any Person entitled to receive notice shall not invalidate the proceedings of that meeting.

20	Proceedings at General Meetings

20.1

No business shall be transacted at any general meeting unless a quorum is present. Members holding at least fifty percent (50%) of the voting securities of the Company, including such Member(s) as holding no less than 50% of the then outstanding Preferred Shares, being individuals present in person or by proxy or if a corporation or other non-natural Person by its duly authorised representative or proxy, shall be a quorum unless the Company has only one (1) Member entitled to vote at such general meeting in which case the quorum shall be that one (1) Member present in person or by proxy or (in the case of a corporation or other non-natural Person) by its duly authorised representative or proxy.

20.2

A Person may participate at a general meeting by conference telephone or other communications equipment by means of which all the Persons participating in the meeting can communicate with each other. Participation by a Person in a general meeting in this manner is treated as presence in person at that meeting.

20.3

A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations, or other non natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

20.4

If a quorum shall not be present or represented at any general meeting, the Members (or their proxies) holding a simple majority of the aggregate voting power of all of the Shares (whether Preferred Shares or Ordinary Shares) of the Company represented at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member entitled to vote thereat.

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20.5

The chairman, if any, of the Board shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen (15) minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

20.6

If no Director is willing to act as chairman or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be chairman of the meeting.

20.7

The chairman may, with the consent of a meeting at which a quorum is present, (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice.

20.8

A resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands, the chairman demands a poll, or any other Member or Members collectively present in person or by proxy (or in the case of a corporation or other non-natural person, by its duly authorised representative or proxy) and holding at least five percent (5%) in par value of the Shares giving a right to attend and vote at the meeting demand a poll.

20.9

Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

20.10	The demand for a poll may be withdrawn.

20.11

Except on a poll demanded on the election of a chairman or on a question of adjournment, a poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

20.12

A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

20.13	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall not be entitled to a second or casting vote.

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21	Votes of Members

21.1

Subject to these Articles (including without limitation Article 7.2, Article 7.3, and Article 7.4) and to any rights or restrictions attached to any Shares, on a show of hands every Member who (being an individual) is present in person or by proxy or, if a corporation or other non-natural Person is present by its duly authorised representative or proxy, shall have one (1) vote and on a poll every Member shall have one (1) vote for every Share of which he is the holder.

21.2

In the case of joint holders of record the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

21.3

A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other Person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other Person may vote by proxy.

21.4

No Person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class of Shares unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

21.5

No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

21.6

On a poll or on a show of hands votes may be cast either personally or by proxy (or, in the case of a corporation or other non-natural Person, by its authorised representative or proxy). A Member may appoint more than one (1) proxy or the same proxy under one (1) or more instruments to attend and vote at a meeting. Where a Member appoints more than one (1) proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands and shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

21.7

On a poll, a Member holding more than one (1) Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one (1) or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

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22	Proxies

22.1

The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other non natural Person, under the hand of an officer or attorney duly authorised for that purpose. A proxy need not be a Member.

22.2

The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting or in any instrument of proxy sent out by the Company, no later than the time for holding the meeting or adjourned meeting. The chairman may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

22.3

The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

22.4

Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

23	Corporate Members

Any corporation or other non-natural Person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

24	Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

25	Directors

There shall be a Board of Directors consisting of not less than ten (10) Persons (exclusive of alternate Directors); provided that, subject to Article 7.3, the Company may from time to time by Ordinary Resolution increase or reduce the limits in the number of Directors. The first Directors of the Company shall be determined in writing by, or appointed by a resolution of, the Subscriber.

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26	Powers of Directors

26.1

Subject to the provisions of the Statute, the Memorandum and these Articles (including without limitation Article 7.3), the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

26.2

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

26.3

Subject to these Articles (including without limitation Article 7.3), the Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

26.4

Subject to these Articles (including without limitation Article 7.3), the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

27	Appointment and Removal of Directors

27.1	The Board shall consist of up to sixteen (16) directors, of which:

(i)	the Founder and New Zone shall be entitled to jointly designate five (5) voting Directors of the Board, who may be removed only by the Founder and New Zone jointly;

(ii)	SBCVC FUND IV shall be entitled to designate two (2) voting Directors of the Board (the “SBCVC Directors”), who may be removed only by SBCVC FUND IV;

(iii)	New Horizon I shall be entitled to designate one (1) voting Director of the Board (the “New Horizon I Director”), who may be removed only by New Horizon I;

(iv)	New Epoch Capital LP shall be entitled to designate one (1) voting Director of the Board (the “New Epoch Director”), who may be removed only by New Epoch Capital LP;

(v)

MB shall be entitled to designate one (1) voting Director of the Board (the “MB Director”), who may be removed only by MB; provided that MB and/or its Affiliates then hold no less than 1,968,290 Series E+ Shares of the Series E+ Shares issued to MB as of the MB Series E+ Closing; and

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(vi)

up to six (6) voting Independent Directors of the Board as may be designated by the Company (by resolution of a Board Supermajority), or designated by any Shareholder granted by the Company (by resolution of a Board Supermajority) the right to designate an Independent Director, in each case, from time to time in accordance with these Articles.

The SBCVC Directors, the New Horizon I Director, the New Epoch Director and the MB Director collectively are the “Preferred Shareholder Directors”, and each is a “Preferred Shareholder Director”.

27.2

Directors must be of sound mind, have adequate business acumen, no conviction of any crime of moral turpitude, and is qualified to act in accordance with Applicable Laws, and each Independent Director designated to the Board must not be an executive or other employee of the Company or have any interest in the Group or its business and must satisfy any independence qualifications under Applicable Law. There shall be no shareholding qualification for directors. Each shareholder of the Company agrees to vote all of its shares to elect the directors designated by any of MB, SBCVC FUND IV, the Founder, New Zone, New Horizon I, New Epoch Capital LP and any other Shareholder granted by the Company the right to designate a voting director of the Board, as set forth in this Article 27, unless such designee shall be prohibited by the laws of the Cayman Islands from being as an eligible director of the Board of the Company. Subject to Article 7.3(b)(xi), the Company may, from time to time, grant to one or more Shareholders the right to designate a voting director of the Board, and (i) if the Shareholder granted such right holds Preferred Shares, then such director shall be deemed to be a Preferred Shareholder Director and (ii) subject to this Article 27.2, if such right granted to the Shareholder is the right to designate an Independent Director, then such director shall be deemed to be an “Independent Director” for purposes of Article 29;

27.3

In addition to the foregoing, each of Ever Raise Limited, Primavera and (if MB is no longer entitled to designate the MB Director in accordance with Article 27.1(v), then so long as MB and/or its Affiliates then hold no less than 787,316 Series E+ Shares of the Series E+ Shares issued to MB as of the MB Series E+ Closing) MB shall each be entitled to designate, remove, and replace, by written notice to the Company at the latest three (3) Business Days in advance of the relevant meeting of the Board of Directors, one (1) representative who does not have any conflict of interest with the Company (each, an “Observer”; collectively, the “Observers”) (it being agreed that a representative of MB shall not be presumed to have a conflict of interest with the Company solely because such representative is a director, officer or employee of MB and/or its Affiliates) to attend such meeting of the Board. The Company may, from time to time, grant to one or more Shareholders the right to designate, remove and replace an Observer.

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27.4

For the avoidance of doubt, the Observers shall not be entitled to cast any vote at such meeting, but shall be entitled to attend such meetings and receive the same notices and other information distributed to the Directors in connection with a meeting of the Board. In the event a resolution in writing signed by all the Directors shall replace a meeting of the Directors pursuant to Article 29.4, the Company shall, simultaneously with the delivery of the draft resolutions to be signed to each Director, also deliver a copy of such draft resolutions and other information provided to the Directors to the Observers. Once the resolutions have been signed by all the Directors, the Company shall also deliver a copy of the signed resolutions with the relevant attachment and material to the Observers. The Observers shall keep all the foregoing documents, materials and information in strict confidence and shall execute a confidentiality agreement with the Company in accordance with section 9.1(d) of the Shareholders Agreement, and section 7 of the Shareholders Agreement shall apply, mutatis mutandis.

28	Vacation of Office of Director

The office of a Director shall be vacated if:

(a)	The Director gives notice in writing to the Company that he resigns the office of Director; or

(b)	The Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(c)	The Director is found to be or becomes of unsound mind; or

(d)	He is removed pursuant to Article 27.

29	Proceedings of Directors

29.1

At least one (1) Board meeting shall be held each quarter. A majority of all Directors which must at least include (i) the New Epoch Director, (ii) the New Horizon I Director, (iii) one (1) SBCVC Director, (iv) the MB Director, and (v)(A) one (1) Independent Director (to the extent there are up to three (3) Independent Directors) and (B) two (2) Independent Directors (to the extent there are at least four (4) Independent Directors), in each case, present in person or by proxy shall constitute a quorum which shall be necessary for the conduct of business at any meeting of the Board, provided, however, that if such quorum cannot be obtained for a Board meeting after two (2) consecutive notices of Board meetings have been sent by the Company with the first notice providing not less than seven (7) days of prior notice and the second notice providing not less than five (5) days of prior notice, then the attendance of any eight (8) Directors (including any one (1) Preferred Shareholder Director and any one (1) Independent Director) shall constitute a quorum. A Person may participate at a meeting of directors by conference telephone or other communications equipment by means of which all the Persons participating in the meeting can communicate with each other. Participation by a Person in a meeting of directors in this manner is treated as presence in person at that meeting.

29.2

Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit. Subject to the provisions of these Articles (including without limitation Article 3.3(c), Article 7.1(e)(v), Article 7.3(a), Article 7.5(c), Article 8.4(d) and Article 9.4(e)), questions arising at any meeting shall be decided by a majority of votes cast. In the case of an equality of votes, the chairman shall not have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

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29.3

A Person may participate in a meeting of the Directors or committee of Directors by conference telephone or other communications equipment by means of which all the Persons participating in the meeting can communicate with each other at the same time. Participation by a Person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is at the start of the meeting.

29.4

A resolution in writing (in one (1) or more counterparts) signed by all the Directors or all the members of a committee of Directors (an alternate Director being entitled to sign such a resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

29.5

A Director or alternate Director may, or other officer of the Company on the requisition of a Director or alternate Director shall, call a meeting of the Directors by at least three (3) days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held.

29.6

The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purposes of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

29.7

The Directors may elect a chairman of the Board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within fifteen (15) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

29.8

All acts done by any meeting of the Directors or of a committee of Directors (including any Person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

29.9

A Director but not an alternate Director may be represented at any meetings of the Board by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

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30	Presumption of Assent

A Director of the Company who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the Person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such Person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

31	Directors’ Interests

31.1

Other than Independent Directors, a Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

31.2

Other than Independent Directors, a Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

31.3

Other than Independent Directors, a Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

31.4

No Person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

31.5

A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

32	Minutes

The Directors shall cause minutes to be made in books kept for the purposes of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of Directors including the names of the Directors or alternate Directors present at each meeting.

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33	Delegation of Directors’ Powers

33.1

The Directors may delegate any of their powers to any committee consisting of one (1) or more Directors. They may also delegate to any managing director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him provided that an alternate Director may not act as managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

33.2

The Directors may establish any committees, local boards or agencies or appoint any Person to be a manager or agent for managing the affairs of the Company and may appoint any Person to be a member of such committees or local boards. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

33.3

The Directors may by power of attorney or otherwise appoint any Person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

33.4

The Directors may by power of attorney or otherwise appoint any company, firm, Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

33.5

The Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Directors or Members.

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33.6

To the extent that MB is entitled to appoint the MB Director, MB shall have the right to designate the MB Director to each committee of the Board required to be established by Applicable Law; in any case however not less than two (2) committees of the Board at MB’s choice.

34	Alternate Directors

34.1	Any Director (other than an alternate Director) may by writing appoint any other Director to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

34.2

An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence.

34.3	An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

34.4	Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

34.5

An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

35	No Minimum Shareholding

There shall be no shareholding qualification for Directors.

36	Remuneration of Directors

36.1

Subject to these Articles (including without limitation Article 7.3), the remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors (including the Preferred Shareholder Director) shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or otherwise in connection with the business of the Company.

36.2

Subject to these Articles (including without limitation Article 7.3), the Directors may by resolution approve additional remuneration to any Director for any services other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

37	Seal

37.1

The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one Person who shall be either a Director or some officer or other Person appointed by the Directors for the purpose.

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37.2

The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

37.3

A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

38	Dividends, Distributions and Reserve

38.1	Payment

(a)

Subject to the Memorandum and these Articles, if the Board by resolutions of a Board Supermajority declares any Dividend or other distributions out of its distributable profits, the holders of the Preferred Shares and Ordinary Shares excluding the New Zone Ordinary Shares, the Restricted Ming Yu Ordinary Shares and the Ordinary Shares owned and held by the Founder (such not excluded Ordinary Shares being the “Other Ordinary Shares” and each an “Other Ordinary Share”) shall first be entitled to receive distribution of such Dividend or other distributions pari passu and pro rata on an as-converted basis, until eight percent (8.0%) per annum of:

(i)

in terms of the Series A Shares and/or the Other Ordinary Shares, the Series A Issue Price for each outstanding Series A Share and/or each Other Ordinary Share (as adjusted for share splits or combinations, share dividends or distributions, recapitalizations and similar events) has been paid in full,

(ii)

in terms of the Series B Shares, the Series B Issue Price for each outstanding Series B Share (as adjusted for share splits or combinations, share dividends or distributions, recapitalizations and similar events) has been paid in full,

(iii)

in terms of the Series C Shares, the Series C Issue Price for each outstanding Series C Share (as adjusted for share splits or combinations, share dividends or distributions, recapitalizations and similar events) has been paid in full,

(iv)

in terms of the Series D Shares, the Series D Issue Price for each outstanding Series D Share (as adjusted for share splits or combinations, share dividends or distributions, recapitalizations and similar events) has been paid in full,

(v)

in terms of the Series E Shares, the Series E Issue Price for each outstanding Series E Share (as adjusted for share splits or combinations, share dividends or distributions, recapitalizations and similar events) has been paid in full, and

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(vi)

in terms of the Series E+ Shares, the Series E+ Issue Price for each outstanding Series E+ Share (as adjusted for share splits or combinations, share dividends or distributions, recapitalizations and similar events) has been paid in full;

provided, however, that in the event the Dividend or other distribution out of the Company’s distributable profits declared is insufficient for the Preferred Shares and the Other Ordinary Shares,

(A)

prior to any Dividend or other distribution is paid to the holders of the Preferred Shares (other than the Series E+ Shares) and the Other Ordinary Shares, the holders of the Series E+ Shares shall be entitled to receive distribution of such Dividend or other distribution until eight percent (8.0%) per annum of the Series E+ Issue Price for each outstanding Series E+ Share (as adjusted for share splits or combinations, share dividends or distributions, recapitalizations and similar events) has been paid in full, and

(B)

after holders of Series E+ Shares have received all the Dividend and other distribution that it is entitled to receive, and prior to any Dividend or other distribution is paid to the holders of the Preferred Shares (other than the Series E Shares and the Series E+ Shares) and the Other Ordinary Shares, the holders of the Series E Shares shall be entitled to receive distribution of such Dividend or other distributions until eight percent (8.0%) per annum of the Series E Issue Price for each outstanding Series E Share (as adjusted for share splits or combinations, share dividends or distributions, recapitalizations and similar events) has been paid in full.

(b)

In the event that and only if there is any portion of the profits remaining after the holders of the Preferred Shares and the Other Ordinary Shares has been paid in full in accordance with Article 38.1(a) hereof, holders of the Preferred Shares and Ordinary Shares (including the Restricted Ming Yu Ordinary Shares and the New Zone Ordinary Shares but subject to Article 7.4 hereof), shall receive such portion of the Dividend or other distributions pari passu and pro rata on an as converted basis.

38.2

In the event the Company shall declare a Dividend or other distribution other than in cash, the Preferred Shareholders shall be entitled to a proportionate share of any such distribution as though the Preferred Shareholders were holders of the number of Ordinary Shares into which their Preferred Shares are convertible as of the record date fixed for the determination of the holders of Ordinary Shares entitled to receive such distribution.

38.3

Except as otherwise provided herein or by the rights attached to Shares, all Dividends or other distributions shall be calculated from the issuance date of the relevant Shares and declared and paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend or distribution as from a particular date, that Share shall rank for Dividend or distribution accordingly.

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38.4	The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

38.5

The Directors may declare that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and, in particular, shares, debentures or Equity Securities of any other company or in any one (1) or more of such ways, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Member upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

38.6

Any Dividend or other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such Person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the Person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, or other distribution, interest or other monies payable in respect of the Share held by them as joint holders.

38.7	No Dividend or other distribution shall bear interest against the Company.

38.8

Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six (6) months from the date of declaration of such Dividend or other distribution may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member.

39	Capitalisation

Subject to these Articles (including without limitation Article 7.3), the Directors may capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of Dividend or other distributions and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any Person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

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40	Books of Account

40.1

The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

40.2

Subject to any agreement binding on the Company, the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting or pursuant to any agreement binding on the Company.

40.3

The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by Applicable Laws.

41	Audit

41.1

Subject to these Articles (including without limitation Article 7.3), the Directors may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors, and may fix his or their remuneration.

41.2

Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

41.3

Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

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42	Notices

42.1

Except as may be otherwise provided herein, all notices, requests, waivers and other communications made shall be in writing and may be given by the Company or any Person entitled to give notice to any Member or the Company or other Person and shall be deemed effectively given: (a) when hand delivered to the party to be notified, upon delivery; (b) when sent by electronic mail, upon confirmation of successful transmission; (c) when sent by facsimile, upon receipt of confirmation of error-free transmission; (d) three (3) days after deposit in the mail as air mail or certified mail, postage prepaid and addressed to the parties to be notified; or (e) one (1) day after deposit with an overnight delivery service, postage prepaid, addressed to the parties to be notified with next day delivery guaranteed. If notice is given to the Company, a copy shall also be sent to the registered address of the Company or such other facsimile number or mailing address as advised by the Company under the Shareholders Agreement. If notice is given to any Member, it shall be given either personally or by sending it to such Member’s address appearing on the Register of Members or such other facsimile number or mailing (excluding email) address as advised by such Member to the Company under the Shareholders Agreement. If notice is given to any Director, it shall be given either personally or by sending it to such Director’s address appearing on the register of directors and officers of the Company.

42.2

A notice may be given by the Company to the Person or Persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the Persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

42.3

Notice of every general meeting shall be given in any manner hereinbefore authorised to every Person shown as a Member in the Register of Members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every Person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other Person shall be entitled to receive notices of general meetings.

43	Winding Up

43.1

If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

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43.2

Subject to these Articles (including without limitation Article 7.3), if the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

44	Indemnity

44.1	Without prejudice and in addition to any provision in these Articles, to the extent permitted by Applicable Law:

(a)

the Company shall indemnify, hold harmless and pay all judgments and claims against (i) members of the board of directors, officers, representatives or employees of any Group Company (including former members of the Board, officers, representatives or employees or any Group Company), and (ii) any Member, or any shareholder, partner, member, director, officer, employee or other agent of the foregoing (each, an “Indemnified Person”) with respect to any losses of whatever nature incurred by reason of any act performed or omitted to be performed by such Indemnified Person in connection with the business of any Group Company, including reasonable attorneys’ fees incurred in connection with the defense of any action based on any such act or omission, which attorney’s fees may be paid as incurred; provided that such act or omission was taken in good faith and was believed by such Indemnified Person to be within the scope of his or her duty with or for any Group Company or authority under the Transaction Agreements; provided, further, that such losses of whatever nature did not arise out of the bad faith, wilful misconduct, dishonesty or gross negligence of such Indemnified Person; an indemnity under this Article 44 shall be paid out of and to the extent of Company assets only; and

(b)

no Indemnified Person shall be liable to any Group Company or any shareholder of any Group Company by reason of any act performed or omitted to be performed by such Indemnified Person in connection with the business of any Group Company; provided that such act or omission was taken in good faith and was believed by such Indemnified Person to be within the scope of his or her duty with or for any Group Company or authority under the Transaction Agreements; provided, further, that such losses of whatever nature did not arise out of the bad faith, willful misconduct, dishonesty or gross negligence of such Indemnified Person.

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44.2	The Company shall use reasonable endeavours to procure customary directors and officers insurance for the members of the board and directors of any Group Company.

45	Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

46	Transfer by way of Continuation

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

47	Waiver

Notwithstanding any other provisions to the contrary in these Articles, if the consent of all Members of the Company is obtained by way of a resolution, any action by the Company to issue any Shares or by any Member to transfer any Shares in violation of any provisions in these Articles shall be valid in all respects, and shall not be void or be treated as a breach of these Articles.

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SEAL Filed: 07-Mar-2023 16:17 EST Auth Code: F23962505369
www.verify.gov.ky File#: 268909